Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156305

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 14, 2011)

The Korea Development Bank

US$750,000,000 3.500% Notes due 2017

Our US$750,000,000 aggregate principal amount of notes due 2017 (the “Notes”) will bear interest at a rate of 3.500% per annum. Interest on the Notes is payable semi-annually in arrears on February 22 and August 22 of each year, beginning on August 22, 2012. The Notes will mature on August 22, 2017.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein). However, under The Korea Development Bank Act, as amended (“the KDB Act”), the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDB Financial Group (“KDBFG”), subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	99.599%	US$	746,992,500
Underwriting discount	0.300%	US$	2,250,000
Proceeds to us (before deduction of expenses)	99.299%	US$	744,742,500

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February 22, 2012.

Approval in-principle has been received from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of, and quotation of the Notes on, the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about February 22, 2012.

Joint Bookrunners

BNP PARIBAS
Citigroup
Deutsche Bank
HSBC
J.P. Morgan
KDB Asia
The Royal Bank of Scotland

Prospectus Supplement Dated February 14, 2012

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Prior to 2011, we prepared our financial statements in accordance with generally accepted accounting principles in Korea (“Korean GAAP” or “K-GAAP”). Our non-consolidated financial information as of and for the years ended December 31, 2009 and 2010 appearing in the accompanying prospectus was prepared in accordance with Korean GAAP. Commencing in 2011, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate financial information as of December 31, 2010, June 30, 2011 and September 30, 2011 and for the six months ended June 30, 2010 and 2011 and nine months ended September 30, 2010 and 2011 included in this prospectus supplement has been prepared in accordance with Korean IFRS, which differs in certain significant respects from Korean GAAP. As a result, our interim separate K-IFRS financial statements included in this prospectus supplement are not comparable with our non-consolidated K-GAAP financial statements included in the accompanying prospectus. Both our interim non-consolidated K-GAAP financial statements and our interim separate K-IFRS financial statements have not been audited. Note 48 of the notes to our interim separate financial statements as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011 included in this prospectus supplement provides a description of the effects of the conversion from Korean GAAP to Korean IFRS. References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated July 14, 2011. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-156305, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of, and the quotation of any Notes on, the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$750,000,000 aggregate principal amount of 3.500% notes due August 22, 2017.

The Notes will bear interest at a rate of 3.500% per annum, payable semi-annually in arrears on February 22 and August 22, beginning on August 22, 2012. Interest on the Notes will accrue from February 22, 2012 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

We do not have any right to redeem the Notes prior to maturity.

Listing

Approval in-principle has been received from the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Form and Settlement

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 22, 2012, which will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$744,742,500. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 14, 2011. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2011, we had (Won)74,792.8 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)122,786.8 billion and total equity of (Won)17,368.0 billion, as compared to (Won)72,057.4 billion of loans outstanding, (Won)113,949.9 billion of total assets and (Won)16,733.0 billion of total equity as of December 31, 2010. For the six months ended June 30, 2011, we recorded interest income of (Won)2,203.5 billion, interest expense of (Won)1,403.1 billion and net income of (Won)1,040.9 billion, as compared to (Won)2,307.8 billion of interest income, (Won)1,452.6 billion of interest expense and (Won)411.0 billion of net income for the six months ended June 30, 2010.

On January 31, 2012, the Government took three Government-owned financial institutions (including us) off the list of public institutions to grant them more autonomy in such areas as budgeting and human resources and to facilitate their privatization. Although the Government has previously announced plans to privatize us, the specific timing and procedure for our privatization have not yet been announced.

Capitalization

As of September 30, 2011, our authorized capital was (Won)15,000 billion and capitalization was as follows:

September 30, 2011(1)
(billions of won) (unaudited)
Long-term debt(2)(3):
Won currency borrowings	4,783.1
Foreign currency borrowings	3,728.2
Industrial finance bonds	44,482.3

Total long-term debt	52,993.6

Capital:
Issued capital	9,251.9
Capital surplus	44.4
Capital adjustments	—
Retained earnings(4)	7,457.0
Accumulated other comprehensive income	503.1

Total capital	17,256.4

Total capitalization	70,250.0

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2011.

(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,179.5 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2011.
(3)	As of September 30, 2011, we had contingent liabilities totaling (Won)13,054.5 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for possible loan losses of (Won)740.9 billion as of September 30, 2011. Under Korean IFRS, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Selected Financial Statement Data

Recent Developments

As of September 30, 2011, we had (Won)81,671.2 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)131,896.4 billion and total equity of (Won)17,256.3 billion, as compared to (Won)72,057.4 billion of loans outstanding, (Won)113,949.9 billion of total assets and (Won)16,733.0 billion of total equity as of December 31, 2010. For the nine months ended September 30, 2011, we recorded interest income of (Won)3,373.3 billion, interest expense of (Won)2,178.0 billion and net income of (Won)1,073.1 billion, as compared to (Won)3,394.3 billion of interest income, (Won)2,144.0 billion of interest expense and (Won)595.2 billion of net income for the nine months ended September 30, 2010.

The following tables present selected separate financial information as of December 31, 2010 and September 30, 2011 and for the nine months ended September 30, 2010 and 2011, which has been derived from our unaudited separate financial statements as of December 31, 2010 and September 30, 2011 and for the nine months ended September 30, 2010 and 2011 prepared in accordance with Korean IFRS. Korean IFRS differs in significant respects from Korean GAAP, based on which our non-consolidated financial statements as of and for the years ended December 31, 2009 and 2010 included in the accompanying prospectus were prepared. As a result, our interim separate K-IFRS financial information included in this prospectus supplement is not comparable with our non-consolidated K-GAAP financial information included in the accompanying prospectus.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2010	2011
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,394.3	3,373.3
Total Interest Expenses	2,144.0	2,178.0
Net Interest Income	1,250.3	1,195.3
Operating Income	942.8	1,378.3
Net Income	595.2	1,073.1

	As of December 31, 2010	As of September 30, 2011
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	72,057.4	81,671.2
Total Borrowings(2)	85,994.4	100,782.0
Total Assets	113,949.9	131,896.4
Total Liabilities	97,216.9	114,640.1
Equity	16,733.0	17,256.3

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

The following tables present selected consolidated financial information for the nine months ended September 30, 2010 and 2011 and as of December 31, 2010 and September 30, 2011, which has been derived from our unaudited consolidated financial statements as of December 31, 2010 and September 30, 2011 and for the nine months ended September 30, 2010 and 2011 prepared in accordance with Korean IFRS.

Consolidated K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2010	2011
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,715.3	3,690.2
Total Interest Expenses	2,223.8	2,287.7
Net Interest Income	1,491.6	1,402.4
Operating Income	861.9	1,319.7
Net Income	713.8	1,003.8

	As of December 31, 2010	As of September 30, 2011
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	75,218.9	83,323.1
Total Borrowings(2)	88,939.2	105,412.5
Total Assets	125,859.2	153,061.9
Total Liabilities	108,866.0	132,862.8
Equity	16,993.2	20,199.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at FVTPL, due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2011

For the nine months ended September 30, 2011, we had net income of (Won)1,073.1 billion compared to net income of (Won)595.2 billion for the nine months ended September 30, 2010, on a separate K-IFRS basis.

Principal factors for the increase in net income for the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010 included:

•

a decrease in credit loss expense to (Won)142.3 billion in the nine months ended September 30, 2011 from (Won)927.1 billion in the corresponding period of 2010, primarily due to a decrease in non-performing loans; and

•

an increase in net gain from foreign currency transactions and derivative financial instruments to (Won)431.6 billion in the nine months ended September 30, 2011 from (Won)133.9 billion in the corresponding period of 2010, primarily due to a valuation gain on Kumho Petrochemical convertible bonds; commencing in 2011, embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS.

The above factors were partially offset by a decrease in net gain from financial assets available-for-sale to (Won)40.7 billion in the nine months ended September 30, 2011 from (Won)419.6 billion in the corresponding period of 2010, primarily due to a decrease in sales of available-for-sale securities.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Daewoo Motor Sales, Kumho Industrial and Hanil Engineering & Construction Co., Ltd. As of September 30, 2011, our credit extended to these companies totaled (Won)2,320.7 billion, accounting for 1.8% of our total assets as of such date.

As of September 30, 2011, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)1,063.2 billion from (Won)1,040.4 billion as of June 30, 2011, due to, among others, an increase in the Won value of loans denominated in certain foreign currencies as a result of the depreciation of the Won against those foreign currencies including the U.S. dollar. As of September 30, 2011, our exposure to Daehan Shipbuilding decreased to (Won)478.3 billion from (Won)595.2 billion as of June 30, 2011, primarily due to debt-equity swaps. As of September 30, 2011, our exposure to Daewoo Motor Sales decreased slightly to (Won)349.2 billion from (Won)351.4 billion as of June 30, 2011. As of September 30, 2011, our exposure to Kumho Industrial decreased to (Won)229.7 billion from (Won)271.7 billion as of June 30, 2011, primarily due to repayment of debt. As of September 30, 2011, our exposure to Hanil Engineering & Construction Co., Ltd. increased slightly to (Won)200.3 billion from (Won)196.0 billion as of June 30, 2011.

As of September 30, 2011, we established provisions of (Won)62.7 billion for our exposure to Kumho Tires, (Won)19.8 billion for Daehan Shipbuilding, (Won)164.2 billion for Daewoo Motor Sales and (Won)29.9 billion for Kumho Industrial.

Based on our unaudited internal management accounts, as of September 30, 2011, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)1,063.2 billion, (Won)229.7 billion, (Won)1,182.7 billion and (Won)904.2 billion, respectively. Based on our unaudited internal management accounts, as of September 30, 2011, we established provisions of (Won)62.7 billion, (Won)29.9 billion, (Won)2.6 billion and (Won)1.4 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the nine months ended September 30, 2011, we did not sell any non-performing loans to KAMCO.

Results of Operation

The following tables present selected unaudited separate financial information as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011, which has been derived from our unaudited separate financial statements as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011 prepared in accordance with Korean IFRS and included in this prospectus supplement. Korean IFRS differs in significant respects from Korean GAAP, based on which our non-consolidated financial statements as of and for the years ended December 21, 2009 and 2010 included in the accompanying prospectus were prepared. As a result, our interim separate K-IFRS financial statements included in this prospectus supplement are not comparable with our non-consolidated K-GAAP financial statements included in the accompanying prospectus. For a reconciliation of our separate financial statements prepared under Korean IFRS to Korean GAAP, see Note 48 of the notes to our separate financial statements included in this prospectus supplement. You should read the following financial statement data together with the separate financial statements and notes included in this prospectus supplement:

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2010	2011
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,307.8	2,203.5
Total Interest Expenses	1,452.6	1,403.1
Net Interest Income	855.2	800.4
Operating Income	626.3	1,291.8
Net Income	411.0	1,040.9

	As of December 31, 2010	As of June 30, 2011
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	72,057.4	74,792.8
Total Borrowings(2)	85,994.4	92,168.9
Total Assets	113,949.9	122,786.8
Total Liabilities	97,216.9	105,418.8
Equity	16,733.0	17,368.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include due to customers, financial liabilities designated at fair value through profit or loss (“FVTPL”), borrowings and debt issued.

The following tables present selected consolidated financial information for the six months ended June 30, 2010 and 2011 and as of December 31, 2010 and June 30, 2011, which has been derived from our unaudited consolidated financial statements as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011 prepared in accordance with Korean IFRS.

Consolidated K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2010	2011
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,471.7	2,395.5
Total Interest Expenses	1,488.1	1,478.9
Net Interest Income	983.6	916.7
Operating Income	597.0	1,342.5
Net Income	392.6	1,005.6

	As of December 31, 2010	As of June 30, 2011
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	75,218.9	76,715.1
Total Borrowings(2)	88,939.2	96,623.1
Total Assets	125,859.2	143,615.8
Total Liabilities	108,866.0	123,288.1
Equity	16,993.2	20,327.7

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include due to customers, financial liabilities designated at FVTPL, borrowings and debt issued.

Six Months Ended June 30, 2011

For the six months ended June 30, 2011, we had net income of (Won)1,040.9 billion compared to net income of (Won)411.0 billion for the six months ended June 30, 2010, on a separate K-IFRS basis.

Principal factors for the increase in net income for the six months ended June 30, 2011 compared to the six months ended June 30, 2010 included:

•

a decrease in credit loss expense to (Won)72.6 billion in the six months ended June 30, 2011 from (Won)547.2 billion in the corresponding period of 2010, primarily due to a decrease in non-performing loans; and

•

an increase in net gain from foreign currency transactions and derivative financial instruments to (Won)558.6 billion in the six months ended June 30, 2011 from (Won)74.2 billion in the corresponding period of 2010, primarily due to a valuation gain on Kumho Petrochemical convertible bonds; commencing in 2011, embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS.

The above factors were partially offset by a decrease in net gain from financial assets available-for-sale to W64.1 billion in the six months ended June 30, 2011 from (Won)281.0 billion in the corresponding period of 2010, primarily due to a decrease in sales of available-for-sale securities.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2011, we established provisions of (Won)1,196.8 billion for possible loan losses under Korean IFRS. The method of recognizing provisions for possible loan losses under Korean IFRS is different from that under Korean GAAP. Under Korean GAAP, we established a provision for possible loan losses, which was available to absorb losses that we incurred in our loan portfolio. This provision was based on our classification of the loans in our portfolio as of the balance sheet date under the asset classification criteria of the Financial Services Commission. Similarly, we have established provisions for possible loan losses under Korean IFRS to absorb such losses. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See Notes 37, 48 and 49 of the notes to our separate financial statements included in this prospectus supplement.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2011, we have provided loans of (Won)3,796.1 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)552.6 billion following debt-equity swaps. As of June 30, 2011, we had established provisions of (Won)718.1 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2011(1)
		Loan Amount	Loan Loss Provisions
		(in billions of won, except percentages)
Loans not impaired	Normal(2)	69,993.9	262.6
	Precautionary	2,584.2	271.7
	Substandard	192.9	59.8
	Doubtful	—	—
	Expected Loss	0.5	0.4
Loans impaired(3)		2,021.3	602.4

Total		74,792.8	1,196.8

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.
(3)	Classified as substandard or below. See note 2 of the notes to our separate financial statements for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2011, our delinquent loans totaled (Won)2,214.7 billion, representing 3.0% of our outstanding loans as of such date. Delinquent loans are defined as loans that are classified as substandard or below. On June 30, 2011, our legal reserve was (Won)5,076.4 billion, representing 6.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Daewoo Motor Sales, Kumho Industrial and Hanil Engineering & Construction Co., Ltd. As of June 30, 2011, our credit extended to these companies totaled (Won)2,450.1 billion, accounting for 2.0% of our total assets as of such date.

As of June 30, 2011, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)1,040.4 billion from (Won)994.2 billion as of December 31, 2010, due to, among others, an increase in valuation of equity investments. As of June 30, 2011, our exposure to Daehan Shipbuilding was (Won)592.8 billion, a slight increase from (Won)586.9 billion as of December 31, 2010. As of June 30, 2011, our exposure to Daewoo Motor Sales decreased slightly to (Won)351.4 billion from (Won)351.7 billion as of December 31, 2010. As of June 30, 2011, our exposure to Kumho Industrial decreased to (Won)271.7 billion from (Won)314.7 billion as of December 31, 2010, primarily due to repayment of debt. As of June 30, 2011, our exposure to Hanil Engineering & Construction Co. Ltd. increased slightly to (Won)193.8 billion from (Won)192.2 billion as of December 31, 2010.

As of June 30, 2011, we established provisions of (Won)65.9 billion for our exposure to Kumho Tires, (Won)41.9 billion for Daehan Shipbuilding, (Won)166.0 billion for Daewoo Motor Sales and (Won)37.7 billion for Kumho Industrial.

Based on our unaudited internal management accounts, as of June 30, 2011, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)1,040.4 billion, (Won)271.7 billion, (Won)1,156.5 billion and (Won)870.3 billion, respectively. Based on our unaudited internal management accounts, as of June 30, 2011, we established provisions of (Won)65.9 billion, (Won)37.7 billion, (Won)2.5 billion and (Won)1.4 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the six months ended June 30, 2011, we did not sell any non-performing loans to KAMCO.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2011:

Loans(1)

June 30, 2011
(billions of won)
Equipment Capital Loans:
Domestic currency	26,890.0
Foreign currency(2)	12,608.1

39,498.1
Working Capital Loans:
Domestic currency(3)	16,323.9
Foreign currency(2)	3,065.4

19,389.3
Other Loans(4)	15,905.4

Total loans	74,792.8

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled (Won)2,563.7 billion as of June 30, 2011. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2011, we had (Won)74,792.8 billion in outstanding loans, a 3.8% increase from December 31, 2010.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2011	As % of June 30, 2011 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	10,523.3	17.9%
Loans with remaining maturities of more than one year	48,364.1	82.1%

Total	58,887.4	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2011:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2010	As % of June 30, 2010 Total
	(billions of won, except percentages)
Manufacturing	31,199.1	53.0%
Banking and Insurance	8,777.8	14.9%
Transportation and Communication	6,043.4	10.3%
Public Administration	595.5	1.0%
Electric, Gas and Water Supply Industry	1,725.6	2.9%
Others	10,546.0	17.9%

Total	58,887.4	100.0%

Percentage increase from December 31, 2010	8.7%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 53.0% of our outstanding equipment capital and working capital loans as of June 30, 2011. As of June 30, 2011, loans to the petrochemical manufacturing businesses and metal-related manufacturing businesses accounted for 17.4% and 9.9%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

LG Electronics Inc. was our single largest borrower as of June 30, 2011, accounting for 2.1% of our outstanding equipment capital and working capital loans. As of June 30, 2011, our five largest borrowers accounted for 8.4% of our outstanding equipment capital and working capital loans and the 20 largest borrowers for 22.1%. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2011 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2011 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	57.3%
Transportation and Communication	17.1%
Banking and Insurance	17.4%
Public Administration	3.9%
Others	4.2%

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2011:

	Equipment Capital Loans(1)		Working Capital Loans(1)
	June 30, 2011%		June 30, 2011%
	(billions of won, except percentages)
Industrial fund loans	20,115.0	50.9%	15,210.7	78.4%
Foreign currency loans	11,845.2	30.0%	3,065.4	15.8%
Offshore loans in foreign currencies	3,828.3	9.7%	—	—
Government fund loans	3,709.6	9.4%	756.4	3.9%
Overdraft	—	—	356.8	1.8%

Total	39,498.1	100.0	19,389.3	100.0

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2011:

June 30, 2011
(billions of won)
Acceptances	841.9
Guarantees on local borrowing	801.6
Guarantees on foreign borrowing	10,541.3
Letter of guarantee for importers	45.7

Total	12,230.5

Investments

Our equity investments increased to (Won)7,775.8 billion as of June 30, 2011 from (Won)7,061.9 billion as of December 31, 2010, due to, among others, increases in valuation of our equity investments.

As of June 30, 2011, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled (Won)7,775.8 billion, equal to 27.1% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2011:

Equity Investments

Book Value as of June 30, 2011
(billions of won)
Electric, Gas and Water Supply Industry	1.6
Construction	45.4
Banking and Insurance	3,903.3
Real Estate Business	116.6
Manufacturing	3,106.1
Transportation and Communication	449.5
Others	153.3

Total	7,775.8

As of June 30, 2011, we held total equity investments, on a book value basis, of (Won)2,194.0 billion in one of our five largest borrowers and (Won)2,448.7 billion in five of our 20 largest borrowers.

As of June 30, 2011, the aggregate value of our equity investments accounted for approximately 113.2% of their aggregate cost basis. For a discussion on how we determine the value of our equity investments, see “The Korea Development Bank—Operations—Investments” in the accompanying prospectus.

Other Activities

As of June 30, 2011, we held in trust cash and other assets totaling (Won)17,309.0 billion, and we generated in the first half of 2011 trust fee income equaling (Won)12.2 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2011:

Type of Funds Borrowed	Amount as of June 30, 2011
(billions of won)
General purpose	745.1
Special purpose	4,170.4

Total	4,915.5

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2011:

Outstanding Balance	Amount as of June 30, 2011
(billions of won)
Denominated in Won	28,620.6
Denominated in other currencies	15,109.9

Total	43,730.5

As of June 30, 2011, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2011) was (Won)64,806.8 billion, equal to 15.1% of our authorized amount under the KDB Act, which was (Won)429,847.6 billion.

Foreign Currency Borrowings

As of June 30, 2011, the outstanding amount of our foreign currency borrowings was US$12.11 billion.

Our long term and short term foreign currency borrowings increased to (Won)13,052.4 billion as of June 30, 2011 from (Won)11,573.9 billion as of December 31, 2010.

Deposits

As of June 30, 2011, demand deposits held by us totaled (Won)788.5 billion and time and savings deposits held by us totaled (Won)22,311.7 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2011:

Debt Principal Repayment Schedule

	Maturing on or before June 30,
Currency(1)(2)	2012	2013	2014	2015	Thereafter
	(billions of won)
Won	14,270	7,725	4,798	2,054	5,029
Foreign	14,294	4,784	5,060	655	3,336

Total Won Equivalent	28,564	12,508	9,858	2,708	8,365

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2011, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

As of June 30, 2011, we employed 2,540 persons with 1,598 located in our Seoul head office.

Financial Statements and the Auditors

Our present Auditor is Hae Jong Lim, who was appointed by the Financial Services Commission for a three-year term on April 11, 2011. Our interim separate financial statements as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in Note 2 of the notes to our separate financial statements included in this prospectus supplement. Our non-consolidated financial statements for the years ended December 31, 2010 and 2009 included in the accompanying prospectus have been prepared in accordance with Korean GAAP. Korean IFRS differs in significant respects from Korean GAAP, particularly with respect to accounting for cash and due from banks and loans (including establishment of loan loss allowances and provisions). As a result, our interim separate financial statements prepared in accordance with Korean IFRS are not comparable with our non-consolidated financial statements prepared in accordance with Korean GAAP, and our levels of cash and due from banks and loans (including allowance and provision levels), as well as certain other balance sheet and income statement items, reflected in our financial statements prepared in accordance with Korean IFRS may differ substantially from those reflected under Korean GAAP. See Note 48 of the notes to our separate financial statements included in this prospectus supplement.

Korea Development Bank

Interim separate statements of financial position

As of June 30, 2011, December 31, 2010 and January 1, 2010

(Korean Won in millions)	Notes	June 30, 2011		December 31, 2010		January 1, 2010
Assets
Cash and due from banks	17,44	(Won)	2,278,704	(Won)	1,175,103	(Won)	1,975,356
Financial assets held-for-trading	18,43,44		3,134,117		4,239,195		1,609,318
Financial assets designated at FVTPL	19,43,44		—		—		89,503
Financial assets available-for-sale	20,43,44		24,539,755		22,676,895		28,256,641
Financial assets held-to-maturity	21,44		125,169		137,695		67,521
Loans	22,44		73,472,476		70,770,527		75,100,464
Derivative financial assets	23,43,44		5,958,548		6,088,100		7,661,669
Investments in subsidiaries and associates	24		4,439,609		3,058,626		1,665,474
Property and equipment	25		439,650		435,789		449,064
Investment properties	26		82,747		90,177		89,251
Intangible assets	27		47,165		46,868		40,580
Other assets	28		7,228,348		4,190,422		4,752,666
Non-current assets held-for-sale	46		1,040,486		1,040,486		1,044,356

Total assets		(Won)	122,786,774	(Won)	113,949,883	(Won)	122,801,863

Liabilities
Financial liabilities designated at FVTPL	29,43,44	(Won)	968,705	(Won)	951,752	(Won)	1,308,299
Due to customers	30,44		23,443,914		18,929,843		13,935,926
Borrowings	31,44		24,025,824		22,877,558		28,580,446
Debt issued	32,44		43,730,498		43,235,249		50,740,788
Derivative financial liabilities	23,43,44		3,998,220		4,667,703		6,633,175
Severance and retirement benefits	33		56,030		46,764		65,175
Provisions	34		236,940		173,276		233,576
Deferred tax liabilities	35		395,645		277,030		226,141
Current tax liabilities			101,359		191,716		10,182
Other liabilities	36		8,461,658		5,865,975		5,515,468

Total liabilities		(Won)	105,418,793	(Won)	97,216,866	(Won)	107,249,176

Equity
Issued capital	37		9,251,861		9,251,861		9,241,861
Capital surplus	37		44,373		44,373		44,373
Capital adjustments			—		(51)		—
Accumulated other comprehensive income			647,017		755,039		657,351
Retained earnings	37		7,424,730		6,681,795		5,609,102
(Planned regulatory reserve for possible loan losses (Won)669,340 million at June 30, 2011 (Won)822,032 million at December 31, 2010)

Total equity			17,367,981		16,733,017		15,552,687

Total liabilities and equity		(Won)	122,786,774	(Won)	113,949,883	(Won)	122,801,863

See accompanying notes.

Korea Development Bank

Interim separate statement of comprehensive income

For the six-months periods ended June 30, 2011 and 2010

		2011				2010
(Korean Won in millions, except per share amounts)	Notes	three-months period		six-months period		three-months period		six-months period
Net interest income
Interest income	5	(Won)	1,146,725	(Won)	2,203,538	(Won)	1,143,371	(Won)	2,307,831
Interest expense	5		(740,682)		(1,403,125)		(703,876)		(1,452,631)

			406,043		800,413		439,495		855,200
Net non-interest income
Net fee and commission income	6		145,055		233,007		144,054		240,094
Dividend income	7		17,534		122,118		29,064		90,551
Net gain from financial assets and liabilities held-for-trading	8		31,947		47,984		10,268		28,188
Net loss from financial assets and liabilities designated at FVTPL	9		(15,905)		(13,670)		16,093		(46,270)
Net gain from financial assets available-for-sale	10		34,243		64,072		239,982		281,034
Net gain from foreign currency transactions and derivative financial instruments	11		292,098		558,636		35,652		74,160
Other operating loss	12		(156,908)		(221,964)		(175,309)		(142,134)

			348,064		790,183		299,804		525,623

Credit loss expense	22		46,873		72,567		216,517		547,239

General administrative expenses	13		124,138		226,193		110,085		207,292

Operating income			583,096		1,291,836		412,697		626,292

Non-operating income (expense)
Impairment losses on investments in subsidiaries and associates			(1,552)		(1,552)		(13,170)		(30,789)
Other net income	14		336		1,101		1,686		3,548
Other net expense	14		(477)		(7,201)		(904)		(2,040)

			(1,693)		(7,652)		(12,388)		(29,281)

Net income before income tax			581,403		1,284,184		400,309		597,011

Income tax expense	15		109,085		243,289		135,314		186,024

Net income	37		472,318		1,040,895		264,995		410,987
(Net income after adjusting regulatory reserve for possible loan losses: (Won)1,193,587 million)

Other comprehensive income
Gain on valuation of financial assets available-for-sale			(71,925)		(111,167)		(289,141)		169,216
Exchange differences on translation of foreign operations	40		(13,194)		(29,304)		42,775		25,712
Tax effect	15		18,917		32,449		53,741		(40,350)

			(66,202)		(108,022)		(192,625)		154,578

Total comprehensive income		(Won)	406,116	(Won)	932,873	(Won)	72,370	(Won)	565,565

Earnings per share
Basic and diluted	16	(Won)	255	(Won)	563	(Won)	143	(Won)	222

See accompanying notes.

Korea Development Bank

Interim separate statements of changes in equity

For the six-months periods ended June 30, 2011 and 2010

(Korean won in millions)	Issued capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income		Retained earnings		Total equity
As of January 1, 2011	(Won)	9,251,861	(Won)	44,373	(Won)	(51)	(Won)	755,039	(Won)	6,681,795	(Won)	16,733,017
Dividends		—		—		—		—		(297,909)		(297,909)
Appropriations of retained earnings		—		—		51		—		(51)		—

		9,251,861		44,373		—		755,039		6,383,835		16,435,108
Net income		—		—		—		—		1,040,895		1,040,895
Gain on valuation of financial assets available-for-sale		—		—		—		(111,167)		—		(111,167)
Changes in exchange differences on translation of foreign operations		—		—		—		(29,304)		—		(29,304)
Income tax effect		—		—		—		32,449		—		32,449

Total comprehensive income		—		—		—		(108,022)		1,040,895		932,873

As of June 30, 2011	(Won)	9,251,861	(Won)	44,373	(Won)	—	(Won)	647,017	(Won)	7,424,730	(Won)	17,367,981

As of January 1, 2010 (the date of transition)	(Won)	9,241,861	(Won)	44,373	(Won)	—	(Won)	657,351	(Won)	5,609,102	(Won)	15,552,687
Capital injection		10,000		—		—		—		—		10,000
Discount on stock issuance		—		—		(51)		—		—		(51)

		9,251,861		44,373		(51)		657,351		5,609,102		15,562,636
Net income		—		—		—		—		410,987		410,987
Gain on valuation of financial assets available-for-sale		—		—		—		169,216		—		169,216
Changes in exchange differences on translation of foreign operations		—		—		—		25,712		—		25,712
Income tax effect		—		—		—		(40,350)		—		(40,350)

Total comprehensive income		—		—		—		154,578		410,987		565,565

As of June 30, 2010	(Won)	9,251,861	(Won)	44,373	(Won)	(51)	(Won)	811,929	(Won)	6,020,089	(Won)	16,128,201

See accompanying notes.

Korea Development Bank

Interim separate statement of cash flows

For the six-months periods ended June 30, 2011 and 2010

		For the six-months periods ended June 30
(Korean Won in millions)	Notes	2011		2010
Cash flows from operating activities
Net income before income tax		(Won)	1,284,184	(Won)	597,011
Non-cash items included in profit before income tax and gain (loss) from operating activities:
Loss (gain) from hedge accounting, net			(128,975)		177,208
Gain from financial assets available-for-sale			(66,261)		(271,113)
Loss from financial assets held-to-maturity			107		970
Impairment losses on investments in associates and subsidiaries			1,552		30,789
Gain on disposal of investments in associates and subsidiaries			(1,630)		(5,431)
Depreciation of property and equipment	25		8,484		8,537
Gain on disposal of property and equipment	14		—		(20)
Loss on disposal of property and equipment	14		17		—
Depreciation of investment properties	26		540		496
Amortization of intangible assets	27		7,842		5,596
Loss on redemption of debt issued, net			2,456		20

			(175,868)		(52,948)
Changes in operating assets and liabilities:
Financial assets held-for-trading			1,704,538		(3,711,953)
Financial assets designated at FVTPL			—		89,503
Loans			(3,679,198)		(2,716,107)
Derivative financial assets and liabilities			(595,958)		237,253
Other assets			(3,024,213)		(2,136,242)
Financial liabilities designated at FVTPL			16,953		(142,099)
Due to customers			4,514,071		2,012,897
Severance and retirement benefits			9,266		8,367
Provisions			63,664		129,172
Other liabilities			2,595,683		1,366,704

			1,604,806		(4,862,505)
Income tax paid			(196,295)		(96,929)

Net cash flows provided by (used in) operating activities			2,516,827		(4,415,371)

Cash flows from investing activities
Withdrawal of deposits			629,071		619,523
Increase of deposits			(1,654,254)		(153,496)
Disposal of financial assets available-for-sale			10,614,644		11,143,451
Acquisition of financial assets available-for-sale			(12,733,336)		(4,309,130)
Disposal of financial assets held-to-maturity			13,696		7,359
Acquisition of financial assets held-to-maturity			(1,277)		(61,153)
Disposal of investment in subsidiaries and associates			26,979		117,701
Acquisition of investment in subsidiaries and associates			(1,354,743)		(402,611)
Disposal of property and equipment			8		37
Acquisition of property and equipment	25		(5,607)		(3,244)
Acquisition of intangible assets	27		(8,151)		(4,750)
Disposal of non-current assets held-for-sale			—		3,870

Net cash flows provided by (used in) investing activities			(4,472,970)		6,957,557

Cash flows from financing activities
Proceeds from borrowings			10,762,911		3,730,468
Repayment of borrowings			(4,556,367)		(2,789,616)
Repayment of other borrowings			(5,058,278)		(2,973,419)
Proceeds from bonds			4,621,474		(7,320,774)
Repayment of bonds			(3,943,679)		5,541,680
Capital injection			—		9,949
Dividends paid			(297,910)		—

Net cash flows provided by (used in) financing activities			1,528,151		(3,801,712)

Net decrease in cash and cash equivalents			(427,992)		(1,259,526)

Cash and cash equivalents at the beginning of the period	47		2,641,339		2,035,613

Cash and cash equivalents at the end of the period	47	(Won)	2,213,347	(Won)	776,087

See accompanying notes.

Korea Development Bank

Notes to the interim separate financial statements

June 30, 2011 and 2010

1. Bank information

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with Korea Development Bank Act of the Republic of Korea to finance and manage major industrial projects to expedite industrial development and enhance the national economy. The Bank is engaged in the banking industry under the Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

The Bank is a fully-owned subsidiary of the KDB Finance Group (“KDBFG”), which is owned by Korea government and Korea Finance Corporation (“KoFC”), and its capital stock amounts to (Won)9,251,861 million as of June 30, 2011.

The Bank’s head office is located in Yeouido-dong, Yeongdeungpo-gu, Seoul and its service network is as follows:

	Domestic		Overseas
	Head office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	51	7	5	2	66

2. Summary of significant accounting policies

Basis of financial statements preparation

The separate financial statements of the Bank have been prepared under Korea International Financial Reporting Standards (“K-IFRS”) in accordance with the Act of External Audit of Stock Companies, Article 13(1)(1).

The Bank has prepared its interim separate financial statements in accordance with K-IFRS, including K-IFRS 1034 Interim Financial Reporting, and its interpretations expected to be effective, and the accounting policies expected to be adopted, when management prepares its first complete set of K-IFRS financial statements as of December 31, 2011. There is a possibility that interim separate financial statements may require adjustment before constituting the K-IFRS first time adoption annual financial statement as of December 31, 2011.

The significant accounting policies followed by the Bank in preparation of the K-IFRS interim separate financial statements are summarized below. These policies are applied to the separate financial statements as of December 31, 2010 and January 1, 2010, which are presented for comparative purposes, unless separately mentioned.

Interest income and interest expense

The Bank recognizes interest income and interest expense using the effective interest rate (EIR) method on an accrual basis. When a financial instrument bearing interest is impaired, the Bank reduces the carrying amount to its recoverable amount, being the estimated future cash flows discounted at its original effective interest rate of the instrument, and continues unwinding the discount as interest income.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Fee and commission income

Fee and commission are generally recognized on an accrual basis when the service has been provided. The revenue recognition of financial service fee is various based on the nature of service and the purpose of charge, and categorized as follows:

•	Fees earned for the rendering of services over a period of time are accrued over that period using the straight line method.

•	Fees arising from providing significant transaction services for a third party are recognized on completion of the transaction services.

•	Fees which are regarded as the part of the interest of financial instruments are recognized using the EIR.

Dividend income

Dividend income is recognized when the Bank’s right to receive the payment is established.

Cash and cash equivalents

Cash and cash equivalents comprise of cash on hand, due from banks on demand and short-term highly liquid investments with an original maturity of three months or less.

Financial assets

The Bank’s management determines the category of its financial assets at initial recognition and initially measures financial assets at their fair value on the date of recognition. The Bank classifies its financial assets in the following categories: financial assets at Fair Value through Profit or Loss (FVTPL), financial assets available-for-sale, financial assets held-to-maturity, loans and receivables, and derivative financial instruments.

The Bank recognizes conventional dealing, which is bought or sold within generally expected period in accordance with related market regulations, on the date of trading.

(i) Financial assets at FVTPL

Financial assets at FVTPL include financial assets held-for-trading and financial assets designated at FVTPL upon initial recognition. Financial assets are classified as held-for-trading if they are acquired for the purpose of selling in the near term. Derivative financial assets presented in the statement of financial position include derivative contracts that are designated as hedging instruments in hedge relationships and separately disclosed in Note 23. The Bank’s management may only designate a financial asset at FVTPL upon initial recognition when they determine that such classification provides more useful information. Gain or loss from financial assets at FVTPL are credited or charged to current operation results.

(ii) Financial assets available-for-sale

Financial assets available-for-sale are non-derivative financial instruments designated at available-for-sale item, and are not classified as loans and receivables, financial assets held-to-maturity or financial assets at FVTPL. They are measured at fair value and their valuation gains and losses are recognized in equity as other comprehensive income. The equity ownership, whose active market values are not available and fair values

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

cannot be reliably measured, are valued at acquisition cost. Accumulated other comprehensive income previously recognized in equity is recognized in the income statement when the investment is disposed of or impairment loss for the investment is recognized. Dividends earned whilst holding financial assets available-for-sale are recognized in the income statement when the right of the payment has been established.

(iii) Financial assets held-to-maturity

Financial assets held-to-maturity are non-derivative financial instruments with fixed or determinable payments and fixed maturities, which the Bank has the positive intention and ability to hold to maturity. When the financial assets meet the definition of loans and receivables or are designated at FVTPL, or financial assets available-for-sale, they will not be classified as financial assets held-to-maturity. After initial measurement, financial assets held-to-maturity are subsequently measured at amortized cost using the effective interest rate (“EIR”). Also, interest income on financial assets held-to-maturity is recognized using the EIR method.

(iv) Loans and receivables

Loans and receivables are non-derivative financial instruments with fixed or determinable payments and are not traded in an active market. Loans and receivables (excluding short-term loan) are subsequently measured at amortized cost using the EIR, less allowance for impairment. The amortization is included in interest income in the income statement.

Impairment of financial assets

(i) Impairment of financial assets available-for-sale

The Bank assesses at each statement of financial position date whether there is objective evidence that an investment is impaired. If any such evidence exists, the amount recorded for impairment is the cumulative loss measured as the difference between the acquisition cost (or amortized cost for debt instrument) and current fair value, less any impairment loss on that investment previously recognized in the income statement. Impairment losses on equity ownership are not reversed through the income statement. If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the income statement. The impairment loss is reduced from the carrying amount of the asset directly.

(ii) Impairment of financial assets held-to-maturity

The Bank assesses individually at each statement of financial position date whether there is objective evidence that a financial assets held-to-maturity is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate. The amount of the loss is recognized in the income statement. If, in a subsequent period, the fair value of a financial assets held-to-maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the income statement. The impairment loss is reduced from the carrying amount of the asset directly.

(iii) Impairment of loans and receivables

The Bank assesses at each statement of financial position date whether there is objective evidence that loans and receivables are impaired. If there is objective evidence that an impairment loss has been incurred, the amount of

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

the loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the income statement.

The Bank first assesses whether objective evidence of impairment exists for individual loans and receivables that are significant (“individual assessment”). If the Bank determines that no objective evidence of impairment exists for an individually assessed loans and receivables, the Bank includes loans and receivables in a group of loans and receivables with similar credit risk characteristics and collectively assesses them for impairment (“collective assessment”).

When individual loans and receivables are impaired, the amount of the loss is measured as the difference between the carrying amount and the present value of estimated future cash flows (including estimated future cash flows from its collateral). In collective assessments, the amount of the loss is statistically evaluated using the Bank’s historical loss data.

The present value of estimated future cash flows is measured using the initial effective interest rate. If loans and receivables have a floating interest rate, the Bank uses the current effective interest rate for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective evaluation of impairment, loans and receivables are grouped on the basis of the Bank’s internal credit grading system, that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows on a group of loans and receivables collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based and to remove the effects of conditions in the historical period that no longer exists. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred losses in the group and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(iv) The evidence of impairment

Objective evidence that a financial asset is impaired includes following loss events:

(a)	significant financial difficulty of the issuer or obligor

(b)	a breach of contract, such as a default or delinquency in interest or principal payments

(c)	the lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider

(d)	it becoming probable that the borrower will enter bankruptcy or other financial reorganization

(e)	the disappearance of an active market for that financial asset because of financial difficulties

(f)	observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Financial liabilities

The Bank classifies its financial liabilities in the following categories: financial liabilities at FVTPL (financial liabilities held-for-trading and financial liabilities designated at FVTPL), financial liabilities carried at amortized cost (due to customers, borrowings and debt issued, etc.) and derivative financial liabilities. All financial liabilities are recognized at their fair value on the date of initial recognition.

(i) Financial liabilities at FVTPL

Financial liabilities at FVTPL in the current year include financial liabilities held-for-trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as held-for-trading if they are acquired for the purpose of repurchasing in the near term. Derivative financial liabilities presented in the statement of financial position include derivative contracts that are designated as hedging instruments in hedge relationships and separately disclosed in Note 24.

The Bank’s management may only designate a financial asset at FVTPL upon initial recognition when they judge that such classification provides more useful information. Gain or loss from financial assets at FVTPL are credited or charged to current operation results.

(ii) Financial liabilities carried at amortized cost

Financial liabilities carried at amortized cost are recognized initially at fair value, net of transaction costs incurred. Such financial liabilities are subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of income over the period of the financial liability using the EIR method.

Fees paid on the establishment of credit facilities are recognized as transaction costs of the financial liabilities to the extent that it is highly likely that some or all of the facility will be borrowed. In this case, the fee is deferred until the borrowing occurs. If there is no evidence that the probability that some or all of the facility will be borrowed is high, then the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

Financial guarantees

Financial guarantee contracts (consisting of letter of credit, guarantees and acceptances) are contracts that require the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor has failed to make payments when due, in accordance with the terms of contracts. Financial guarantees are initially recognized as financial guarantee liabilities in the statement of financial position at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of the amount determined in accordance with K-IFRS 1037 Provisions, Contingent Liabilities, and Contingent Assets and the initial amount less cumulative amortization of fees recognized in accordance with K-IFRS 1018 Revenues.

Repurchase and reverse repurchase agreements

Securities purchased under agreements to resell at a specified future date (“reverse repos”) are recorded in the statement of financial position as bonds purchased under repurchase agreements in the other loans. Conversely, securities sold under agreements to repurchase at a specified future date (“repos”) are recorded in the

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

statement of financial position as bonds sold under repurchase agreements in the other borrowings. Interest income and expense incurred from reverse repo and repo transactions are recorded in the statement of income as interest income on loan and interest expense on borrowings, respectively.

Derivatives instruments and hedge accounting

Derivatives instruments are initially recognized at fair value on the contract date and are subsequently revalued at their fair value. Derivative instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives. In a hedge relationship, when a hedge item is any asset, liability or unrecognized fixed contract, which is exposed at the possibility that its some or entire fair value is fluctuated by the specified risks, fair value hedge accounting is applied. In other way, when a hedge item is any asset, liability or expected highly-probable transaction, which is exposed at the possibility that its cash flow is fluctuated by the specified risk, cash flow hedge accounting is applied. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

(i) Fair value hedges

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in the income statement. Meanwhile, the change in the fair value of the hedged item attributable to the risk hedged is recorded as part of the carrying value of the hedged item and is also recognized in the income statement. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

(ii) Cash flow hedges

For designated and qualifying cash flow hedges, the effective portion of the gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the income statement. When the hedged cash flow affects the income statement, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line of the income statement. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecast transaction is ultimately recognized in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to the income statement.

Embedded derivative instruments

Derivatives embedded in other financial instruments are treated as separate derivatives and recorded at fair value if their economic characteristics and risks are not closely related to those of the host contract and the host contract is not itself held-for-trading or designated at FVTPL. Unless the Bank aggregately designates the host contract and embedded derivative as financial instrument at FVTPL. These embedded derivatives separated from the host contract are carried at fair value and changes in their fair value are recognized in the income statement.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s standards for measuring fair value of financial instruments are as follows:

•	Loans:

The fair value of loans is estimated future cash flows reflecting premature redemption ratio, using the market discounted interest rate, which is adjusted by credit spread considering the probability of default. For the loans with credit line facilities, short-term loans with three-month maturity or less, and impaired loans, the Bank regards their carrying amount as fair value.

•	Financial assets held-to-maturity:

The bank uses the fair value measured by appraisal agencies for financial assets held-to-maturity.

•	Due to customer:

The fair value of due to customer is estimated using discounted cash flow method. However, for deposits, whose cash flows can not be estimated reasonably, the Bank considered their carrying amount as fair value.

•	Borrowings:

The fair value of borrowings in Korean won is estimated using discounted cash flow method. On the other hand the fair value of borrowings denominated foreign currency is measured by appraisal agencies.

•	Debt issued:

The fair value of industrial financial debts in Korean won (except structured debts) is estimated using discounted cash flow method. For industrial financial debts in foreign currency and structured debts, the Bank use the fair value measured by appraisal agencies.

The Bank defines quoted market prices in active markets into Level 1, the fair value determined using appropriate valuation techniques with observable market data into Level 2 and the fair value determined using valuation techniques with unobservable market data into Level 3.

Day 1 profit or loss recognition

In cases where fair value is determined using data, which is not observable in the market, the difference between the transaction price and initial value is amortized in the statement of income by using straight line method over time on an appropriate basis.

Derecognition of financial instruments

(i) Derecognition of financial assets

Financial assets are derecognized when the contractual rights to receive the cash flows from these assets have ceased to exist or the assets have been transferred and substantial risks and rewards of ownership of the

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

assets are also transferred. If the Bank has neither transferred nor retained substantial risks and rewards of the asset, but has transferred control of the asset, the asset is recognized to the extent of the Bank’s continuing involvement in the asset in the financial statement. If the Bank still retains substantial risks and rewards of the transferred asset, the Bank continuously recognizes the financial assets, and recognizes disposal proceeds as borrowings with collaterals.

(ii) Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification, the liability is treated as a derecognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in the income statement.

Investment in subsidiaries and associates

These separate financial statements measured investment in subsidiaries and associates using cost method based on initial investments, not investee’s reported profit and loss, and net assets in accordance with K-IFRS 1027.

Property and equipment

Land and buildings comprise mainly of the Bank’s head office and some local branches. Plant and equipment is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Such cost includes the cost of replacing part of the plant and equipment and borrowing costs for long-term construction projects if the recognition criteria are met. When significant parts of property, plant and equipment are required to be replaced in intervals, the Bank recognizes such parts as individual assets with specific useful lives and depreciation, respectively. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in the statements of comprehensive income as incurred.

The present value of the expected cost for the decommissioning of the asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met.

Land and buildings are measured at fair value less accumulated depreciation on buildings and impairment losses recognized after the date of the revaluation. Valuations are performed frequently to ensure that the fair value of a revalued asset does not differ materially from its carrying amount.

Depreciation is calculated on a straight-line basis over the estimated useful life of the asset as follows:

Useful life (in years)
Building	20~50
Structures	10~40
Leasehold improvements	4
Furniture and equipment for operation	4

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Property and equipment is impaired when its carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in ‘non-operating income (expense)’ in the income statement.

Investment properties

Investment properties are measured initially at cost, including transaction costs. Subsequent to initial recognition, investment properties are stated at fair value, which reflects market conditions at the reporting date.

Investment properties are derecognized when either they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statements of comprehensive income in the period of derecognition. Transfers are made to or from investment property only when there is a change in use.

Depreciation is calculated on a straight-line basis over the estimated useful life of the asset as follows:

Useful life (in years)
Building	20~50
Structures	10~40

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life is reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Non-current assets (or disposal groups) held-for-sale

Non-current assets and disposal groups classified as held-for-sale are measured at the lower of carrying amount and fair value less costs to sell. Non-current assets and disposal groups are classified as held-for-sale if their carrying amounts will be recovered through a sale transaction rather than through continuing use. This condition is regarded as met only when the sale is highly probable and the asset or disposal group is available for immediate sale in its present condition.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Impairment of non-financial assets

The Bank assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Bank estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (CGU) fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Impairment losses of continuing operations are recognized in the statements of comprehensive income in those expense categories consistent with the function of the impaired asset, except for property previously revalued where the revaluation was taken to other comprehensive income. In this case, the impairment is also recognized in other comprehensive income up to the amount of any previous revaluation.

Pension benefits

The Bank operates a defined benefit pension plan. The liability recognized in the statement of financial position in respect to the defined benefit pension plans is the present value of the defined benefit obligation at the date of the statement of financial position less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity similar to the terms of the related pension liability.

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as income or expense in current year.

Contingent liabilities

A contingent liability is a possible obligation that arises from past events and is recognized when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, or the amount of the obligation can be measured with sufficient reliability.

Income tax expense and deferred tax assets and liabilities

The income tax expense for the period comprises of current (including additional income taxes for the prior period and refund of prior years’ income taxes) and deferred taxes in accordance with the Corporation Tax Act.

Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, by the reporting date, in the countries where the Bank operates and generates taxable income.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the statements of comprehensive income. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Dividends

Dividends are recognized as liabilities in the period in which they are approved by the Bank’s shareholders.

Foreign currency transactions

(i) Functional currency and presentation currency

The Bank’s separate financial statements are presented in Korean won, which is also the parent bank’s functional currency. Each entity in the Bank determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency.

(ii) Recognition to functional currency and foreign currency translation

In preparing the Bank’s financial statements, Transactions in foreign currencies are initially recorded by the Bank at their respective functional currency rates prevailing at the date of the transaction.

Monetary assets and liabilities in foreign currencies are retranslated at the functional currency spot rate of exchange ruling at the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

All foreign exchange gains and losses recognized in the statement of income are presented net in the statement of income and the foreign exchange gains and losses on other comprehensive income items are presented in other comprehensive income. Non-monetary assets and liabilities which are not measured at fair value, the exchange difference would not occur since the exchange rate is applied at initial recognition.

In case the monetary assets and liabilities resulting from the transactions with overseas branches or overseas subsidiaries which are not intended to pay or not expected to be paid, such amount of assets and liabilities are regarded as net investments. Any foreign exchange differences which have been incurred from these monetary assets and liabilities are presented in other comprehensive income and will be reclassified to the net income when they are sold.

(iii) Translation to the presentation currency

The assets and liabilities of foreign operations are translated into Korean won at the rate of exchange prevailing at the reporting date and their statements of comprehensive income are translated at average exchange rates during the year. The exchange differences arising on the translation are recognized in other comprehensive income.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Accounting for the trust accounts

Assets held in an agency or trust management capacities are not included in the separate financial statement in accordance with the Capital Market and Financial Investment Business Act, as they are not owned by the Bank. The Bank recognizes trust fees earned from the trust accounts as income from trust operations.

When a loss is incurred arising from trust accounts where the Bank provided a guarantee of principal or principal and interest repayment, the loss is recognized as a loss from trust operations.

Regulatory reserve for possible loan losses

In the case that the total sum of allowance for possible loan losses does not meet the amount prescribed in the Regulations on Supervision of Bank Business 29(1), the Bank is required to compensate the difference, if any, at the reporting date as a regulatory reserve for possible loan losses.

In the case that the amount of existing regulatory reserve for possible loan losses exceeds the amount needed to be laid aside as at the current period, the difference, if any, shall be reversed. If there is undisposed deficit, the Bank can accumulate reserves for possible loan losses after disposing deficit.

Net income after subtracting (adding) the transferred (reversed) amount of regulatory reserve for possible loan losses during the reporting period and adjusted earnings per share are disclosed in Note 37.

Significant accounting estimates and judgments

The preparation of the Bank’s separate financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Significant assumption and uncertainty, which may be adjusted during the upcoming period, are as follows:

(i) Fair value of financial assets

If the observable market price doesn’t exist, the Bank need to use valuation techniques to determine the fair value of the financial asset. When the financial asset is not traded frequently and the price of the asset is not reliable, the Bank should make extensive judgment to evaluate liquidity, market uncertainties, valuation assumptions and other valuation risks.

The Bank use various valuation techniques with many variables and assumptions to determine the fair value of the financial asset.

(ii) Allowances for credit loss (allowance for possible loan losses, provision for payment guarantees and unused commitments)

The Bank assesses whether impairment exists for loans and provides allowance for possible loan losses. In addition, the Bank records a provision for payment guarantees and unused commitments after evaluating the possibilities of credit loss. The accuracy of such allowances depends on the expected cash flows of individual loans for individual assessment, and assumptions and variables applied in collective assessment and calculation of provision for payment guarantees and unused commitments.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Significant accounting estimates and judgments

(iii) Defined benefit obligation measurement

The defined benefit obligation is calculated annually by actuaries using the projected unit method and depends on actuarial assumptions and variables such as pay increase rate, retirement rate and discount rate.

3. Transition to K-IFRS

Transition to K-IFRS

The Bank’s opening K-IFRS statement of financial position was prepared as of January 1, 2010, the Bank’s date of transition to K-IFRS. In addition, the date of adoption of K-IFRS is January 1, 2011.

K-IFRS 1101 First-Time Adoption of Korean International Financial Reporting Standards allows the Bank, as a first-time adopter, certain exemptions from the retrospective application of certain K-IFRSs.

Optional exemptions from other K-IFRS

Optional exemptions other than provided by K-IFRS 1101 are detailed as follows:

Section	Contents
Cumulative translation differences	The cumulative translation differences for all foreign operations are deemed to be nil at the date of transition.

Investment in subsidiaries, jointly controlled entities and associates	Investment in subsidiaries, jointly controlled entities and associates at the date of transition to K-IFRS has been measured at K-GAAP carrying amounts.

Designation of previously recognized financial instruments	A financial product (provided it meets certain criteria) is designated as a financial instruments at fair FVTPL or financial assets available-for-sale.

Mandatory exceptions to the retrospective application

Mandatory exceptions to the retrospective application that the Bank has applied are as follows:

Section	Contents
Derecognition under K-IFRS 1039 Financial Instruments:Recognition and Measurement	K-IFRS 1039 has been applied only for the transactions entered into on or after January 1, 2010.

Exceptions to hedge accounting	Hedge accounting was applied only for the qualified transactions in accordance with K-IFRS 1039 at the date of transition.

Financial estimates

When preparing the Bank’s statement of financial position as of January 1, 2010, estimates were made consistently with the estimates made for the preparation of statutory financial statements in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) on the same date.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Reconciliation of Korean GAAP to K-IFRS

Significant adjustments made by the Bank in changing its preliminary separate statement of financial position from Korean-GAAP to K-IFRS as of January 1, 2010 are summarized in Note 48.

4. Operating segment information

Geographical segment information as of June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	Income				Non-current assets(*)
	Six months ended June 30, 2011		Six months ended June 30, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Domestic	(Won)	7,702,509	(Won)	9,841,589	(Won)	5,006,429	(Won)	2,430,502	(Won)	2,241,126
International		447,224		566,704		2,742		3,403		3,243

	(Won)	8,149,733	(Won)	10,408,293	(Won)	5,009,171	(Won)	2,433,905	(Won)	2,244,369

(*)	Non-current assets comprises investments in subsidiaries and associates, property and equipment, investment properties and intangible assets.

5. Net interest income

The details of net interest income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Interest income:
Interest income from due from banks	(Won)	10,168	(Won)	9,937
Interest income from financial assets held-for-trading		24,509		16,624
Interest income from financial assets available-for-sale		457,719		515,137
Interest income from financial assets held-to-maturity		3,341		926
Interest income from loans		1,707,801		1,765,207

		2,203,538		2,307,831
Interest expense:
Interest expense on financial liabilities designated at FVTPL		27,578		35,091
Interest expense on due to customers		347,717		210,207
Interest expense on borrowings		214,431		290,611
Interest expense on debt issued		813,399		916,722

		1,403,125		1,452,631

	(Won)	800,413	(Won)	855,200

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

6. Net fee and commission income

The details of net fee and commission income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Commission income:
Loan handling fee	(Won)	106,574	(Won)	99,529
Underwriting and investment financing commissions		99,367		110,600
Brokerage and agency commissions		7,010		3,157
Trust and retirement pension commissions		12,307		10,422
Asset management fee		556		388
Other commissions		14,732		27,907

		240,546		252,003
Fee expenses:
Brokerage and agency fees		3,077		7,040
Other fees		4,462		4,869

		7,539		11,909

	(Won)	233,007	(Won)	240,094

7. Dividend income

The details of dividend income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Financial assets held-for-trading	(Won)	275	(Won)	40
Financial assets available-for-sale		40,317		34,261
Investment in subsidiaries and associates		81,526		56,250

	(Won)	122,118	(Won)	90,551

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

8. Gain (loss) from financial assets and liabilities held-for-trading

Gain (loss) from financial assets and liabilities held-for-trading for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets and liabilities held-for-trading:
Gain on sale	(Won)	63,536	(Won)	27,590
Gain on valuation		9,839		15,801

		73,375		43,391
Loss from financial assets and liabilities held-for-trading:
Loss on sale		22,134		12,735
Loss on valuation		3,017		2,350
Trading expense		240		118

		25,391		15,203

	(Won)	47,984	(Won)	28,188

9. Gain (loss) from financial assets and liabilities designated at FVTPL

Gains (losses) from financial assets and liabilities designated at FVTPL for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets and liabilities designated at FVTPL:
Gain on valuation	(Won)	4,227	(Won)	1,144
Gain on redemption		52		3,837

		4,279		4,981
Loss from financial assets and liabilities designated at FVTPL:
Loss on valuation		17,902		42,687
Loss on redemption		47		8,564

		17,949		51,251

	(Won)	(13,670)	(Won)	(46,270)

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

10. Gain (loss) from financial assets available-for-sale

Gain (loss) from financial assets available-for-sale for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets available-for-sale:
Gain on sale	(Won)	93,680	(Won)	391,644
Reversal of impairment loss		36,040		4,000

		129,720		395,644
Loss from financial assets available-for-sale:
Loss on sale		3,906		17,366
Impairment loss		61,742		97,244

		65,648		114,610

	(Won)	64,072	(Won)	281,034

11. Gain (loss) from foreign currency transactions and derivative financial instruments

Gain (loss) from foreign currency transactions and derivative instruments for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain (loss) on foreign currencies trading:
Gain on foreign currencies trading	(Won)	276,871	(Won)	549,176
Loss on foreign currencies trading		(285,424)		(597,927)

		(8,553)		(48,751)
Gain (loss) on foreign exchange translation:
Gain on foreign exchange translation		19,060		224,941
Loss on foreign exchange translation		(257,353)		(57,372)

		(238,293)		167,569
Gain (loss) from trading purpose of derivatives:
Gains from trading purpose of derivatives:
Interest related derivatives		1,056,088		1,575,020
Currency related derivatives		2,970,120		4,001,490
Stock related derivatives		36,200		43,689
Commodity related derivatives		43,279		101,419
Embedded derivatives		508,847		75,518
Gain on adjustment of derivatives		10,296		14,642

		4,624,830		5,811,778

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2011		Six months ended June 30, 2010
Losses from trading purpose of derivatives:
Interest related derivatives		1,073,859		1,628,320
Currency related derivatives		2,780,685		3,849,038
Stock related derivatives		35,985		40,840
Commodity related derivatives		39,167		101,440
Embedded derivatives		11,101		13,778
Loss on adjustment of derivatives		7,527		44,594

		3,948,324		5,678,010

		676,506		133,768

Gain (loss) from hedging purpose derivatives:
Gain from hedging purpose of derivatives:
Interest related derivatives		69,688		245,362
Currency related derivatives		118,853		90,825
Gain on adjustment of derivatives		4,824		5,274

		193,365		341,461

Loss from hedging purpose derivatives:
Interest related derivatives		56,246		57,283
Currency related derivatives		40,809		277,561
Loss on adjustment of derivatives		2,277		2,807

		99,332		337,651

		94,033		3,810

Gain (loss) from fair value hedge instrument:
Gain from fair value hedge instrument:
Gain on valuation		216,193		287,951
Gain on redemption		21,656		15,503

		237,849		303,454

Loss from fair value hedge instrument:
Loss on valuation		159,540		452,711
Loss on redemption		43,366		32,979

		202,906		485,690

		34,943		(182,236)

	(Won)	558,636	(Won)	74,160

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

12. Other operating income (expense)

Other operating income (expense) for the six months ended June 30, 2011 and 2010 is as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Other operating income:
Gain on sale of loans	(Won)	9,025	(Won)	9,166
Reversal of other allowances		7,900		1,365
Gain related to investment in subsidiaries and associates		2,033		6,417
Others		4,124		62,586

		23,082		79,534
Other operating expense:
Loss related to investment in subsidiaries and associates		404		986
Provision for other allowances		92,244		130,029
Insurance loss		12,497		6,502
Loss on sale of loans		75,512		2,534
Others		64,389		81,617

		245,046		221,668

	(Won)	(221,964)	(Won)	(142,134)

13. General administrative expenses

General administrative expenses for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Payroll costs:
Short-term salary	(Won)	122,660	(Won)	119,502
Early retirement compensation (voluntary)		11,969		13,187
Severance pay		796		1,598

		135,425		134,287
Employee welfare		15,609		8,733
Depreciation of property and equipment		8,484		8,537
Amortization on intangible assets		7,842		5,596
Other:
Rental fee		8,902		7,842
Taxes and dues		6,293		5,788
Advertising expense		10,327		3,888
Others		33,311		32,621

		58,833		50,139

	(Won)	226,193	(Won)	207,292

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

14. Other non-operating income (expense)

The details of other non-operating income (expense) for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Other non-operating income:
Gain on disposal of non-current assets held-for-sale	(Won)	—	(Won)	179
Gain on disposal of property and equipment		—		20
Rental income		449		388
Others		652		2,961

	(Won)	1,101	(Won)	3,548

Other non-operating expense:
Loss on disposal of non-current assets held-for-sale	(Won)	—	(Won)	179
Loss on disposal of property and equipment		17		—
Depreciation for investment properties		540		496
Donations		6,015		308
Others		629		1,057

	(Won)	7,201	(Won)	2,040

15. Income tax expense

The major components of income tax expense for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Current income tax(*)	(Won)	92,695	(Won)	195,608
Change in deferred income tax due to temporary differences		118,178		30,766

Income taxes effect		210,873		226,374
Deferred income tax recognized directly to equity		32,449		(40,350)
Change in income taxes due to consolidated tax return		(33)		—

Income tax expense	(Won)	243,289	(Won)	186,024

(*)	Changes in current income tax due to previous year’s final tax filing is included.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The net income before income taxes and income taxes expense are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Net income before income taxes	(Won)	1,284,183	(Won)	597,011

Income taxes calculated using an enacted tax rate		310,759		144,463
Adjustments:
Non-deductible losses and tax free gains		122,299		17,929
Non-recognition effect of deferred income taxes		20		—
Change in income taxes due to consolidated tax return		(33)		—
Others		(189,756)		23,632

		(67,470)		41,561

Income taxes expense	(Won)	243,289	(Won)	186,024

16. Earnings per share

The Bank represents its diluted and basic earnings per ordinary share in separate comprehensive statement of income. Basic earnings per share amounts are calculated by dividing net profit for the period attributable to ordinary share holders of the Bank by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share amounts are calculated by adjusting net profit attributable to ordinary shareholders of the Bank for basic earnings considered potential ordinary shares with dilution effect and weighted average number of ordinary shares outstanding.

Basic earnings per share computations are as follows (Korean won and share in units):

	Three months ended June 30, 2011		Six months ended June 30, 2011
Net profit attributable to ordinary shareholders of the parent	(Won)	472,317,638,744	(Won)	1,040,894,925,736
Weighted average number of ordinary shares outstanding		1,850,372,235		1,850,372,235

Basic earnings per share		255		563

	Six months ended June 30, 2010
	Three months ended June 30, 2010		Six months ended June 30, 2010
Net profit attributable to ordinary shareholders of the parent	(Won)	264,995,373,151	(Won)	410,987,766,614
Weighted average number of ordinary shares outstanding		1,850,372,235		1,849,377,760

Basic earnings per share		143		222

Weighted-average number of ordinary shares outstanding for the six months ended June 30, 2011 and 2010 is calculated as follows (share and day in units):

Six months ended June 30, 2011
Number of shares outstanding	Duration	Cumulative shares	Weighted number of shares outstanding
1,850,372,235	181	334,917,374,535	1,850,372,235

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	Number of shares outstanding	Duration	Cumulative shares	Weighted number of shares outstanding
Number of issued shares as of January 1, 2011	1,848,372,235	181	334,555,374,535	1,848,372,235
Capital injection	2,000,000	91	182,000,000	1,005,525

June 30, 2011	1,850,372,235		334,737,374,535	1,849,377,760

Diluted and basic earnings per share for the six months ended June 30, 2011 and 2010 are identical as the entity did not issue any potentially diluted common shares.

17. Cash and due from banks

Cash and due from banks in Korean won as of December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Cash	(Won)	62,939	(Won)	56,093	(Won)	66,915
Due from banks in Korean won:
Due from Bank of Korea (“BOK”)		1,009,861		88,165		646,172
Other due from banks in Korean won		145,048		187,252		174,506
Due from banks in foreign currency / off-shores		1,060,856		843,593		1,087,763

	(Won)	2,278,704	(Won)	1,175,103	(Won)	1,975,356

Restricted due from banks as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Deposits with BOK	(Won)	1,091,299	(Won)	180,704	(Won)	705,876
Reserve for payment of principal on behalf of SPC		144,889		157,210		141,853
Others		61,785		64,633		46,689

	(Won)	1,297,973	(Won)	402,547	(Won)	894,418

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

18. Financial assets held-for-trading

The details of financial assets held-for-trading as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Held-for-trading in Korean won:
Equity securities	(Won)	21,436	(Won)	8,345	(Won)	—
Debt securities:
Government bonds		459,536		823,528		224,243
Financial bonds		181,169		50,928		180,395
Corporate bonds		—		—		10,050
Commercial paper		245,122		138,919		128,880

		885,827		1,013,375		543,568
Beneficiary certificates		1,755,244		3,180,285		993,953

		2,662,507		4,202,005		1,537,521

Held-for-trading in foreign currency and off-shores investments:
Equity securities		13,932		17,217		—
Debt securities		77,840		2,498		71,797
Beneficiary certificates		25,683		17,475		—

		117,455		37,190		71,797
Held-for-trading lended		354,155		—		—

	(Won)	3,134,117	(Won)	4,239,195	(Won)	1,609,318

The details of debt securities in financial assets held-for-trading as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Par value		Acquisition cost		Fair value (carrying amount)
Government bonds	(Won)	461,000	(Won)	462,163	(Won)	459,536
Financial bonds		182,000		182,222		181,169
Commercial paper		250,000		245,119		245,122
Debt securities in foreign currency		84,412		80,310		77,840
Debt securities lended		360,000		355,745		354,155

	(Won)	1,337,412	(Won)	1,325,559	(Won)	1,317,822

	December 31, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government bonds	(Won)	818,000	(Won)	820,455	(Won)	823,528
Financial bonds		51,000		50,875		50,928
Commercial paper		140,000		138,915		138,919
Debt securities in foreign currency		2,505		2,457		2,498

	(Won)	1,011,505	(Won)	1,012,702	(Won)	1,015,873

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government bonds	(Won)	224,000	(Won)	225,768	(Won)	224,243
Financial bonds		181,000		181,086		180,395
Corporate bonds		10,000		10,084		10,050
Corporate paper		130,000		128,881		128,880
Debt securities in foreign currency		73,103		70,490		71,797

	(Won)	618,103	(Won)	616,309	(Won)	615,365

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc. and Korea Asset Pricing Co. Debt securities in foreign currency are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

19. Financial assets designated at FVTPL

The financial assets designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Loans	(Won)	—	(Won)	—	(Won)	89,503

The above financial assets designated at FVTPL represented equity linked securities, which are not separated from host contracts, and the entire financial asset is designated at FVTPL.

20. Financial assets available-for-sale

The details of financial assets available-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions and share in units):

	June 30, 2011		December 31, 2010		January 1, 2010
Available-for-sale in Korean won:
Equity securities	(Won)	2,248,606	(Won)	2,230,995	(Won)	2,893,201
Debt securities:
Government, public and municipal bonds		1,200,223		938,811		1,082,033
Financial bonds		3,528,455		3,649,045		3,922,906
Corporate bonds		11,062,168		10,006,291		13,593,502
Others(*)		447,224		463,348		—

		16,238,070		15,057,495		18,598,441
Beneficiary certificates		1,299,712		1,338,854		2,714,851

		19,786,388		18,627,344		24,206,493
Available-for-sale in foreign currency and off-shore investments:
Equity securities		11,739		12,464		12,636
Debt securities		4,195,513		3,859,517		3,995,178
Beneficiary certificates		177,929		177,570		42,334

		4,385,181		4,049,551		4,050,148
Financial assets available-for-sale lended		368,186		—		—

	(Won)	24,539,755	(Won)	22,676,895	(Won)	28,256,641

(*)	GM Korea Company issued callable preferred stock.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in financial assets available-for-sale for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	22,676,895	(Won)	28,256,641
Acquisition		12,733,336		4,309,130
Disposal and redemption		(10,524,870)		(10,769,173)
Changes due to amortization		2,189		(9,921)
Changes in fair value		(111,167)		169,216
Impairment loss		(61,742)		(97,244)
Reversal of impairment loss		36,040		4,000
Reclassification		(53,141)		63,488
Foreign exchange differences		(157,785)		1,153

Ending balance	(Won)	24,539,755	(Won)	21,927,290

The details of marketable financial assets available-for-sale (including equity securities in foreign currencies) as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011			December 31, 2010		January 1, 2010
Company	Ownership (%)	Fair value (carrying amount)		Fair value (carrying amount)		Fair value (carrying amount)
STX Pan Ocean Co., Ltd.	14.99	(Won)	230,833	(Won)	353,347	(Won)	348,718
Asiana Airlines Inc.	6.81		120,414		117,852		44,469
KUMHO Tire Inc.(*)	13,73		133,222		74,771		—
Sungjin Geotec Co., Ltd.	17.50		99,464		—		—
Doosan Heavy Industries & Construction Co., Ltd.	1.27		76,100		115,565		610,889
Ssangyong Cement Industry Co., Ltd.(*)	13.81		71,891		69,140		94,738
ILJIN Materials Co., Ltd.	6.63		65,390		10,026		—
STX Corporation	4.74		64,060		68,494		40,375
KUMHO Industrial Co., Ltd.(*)	7.09		42,541		85,003		—
IS Dongseo Co., Ltd.	8.19		39,517		—		—
Taesan LCD Co., Ltd.(*)	6.57		10,562		17,808		9,995
SIMPAC Inc.	5.24		10,134		6,202		3,480
KOCREF15CR-REIT	15.00		9,356		9,374		9,300
Sewon Corporation	16.62		8,161		10,299		—
Jusung Engeneering Co., Ltd.	1.10		5,643		7,600		—
Others			42,504		34,833		151,415

		(Won)	1,029,792	(Won)	980,314	(Won)	1,313,379

(*)	Listed shares with disposal restrictions are measured at fair value provided by independent appraisal agencies.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The details of non-marketable financial assets available-for-sale (including equity securities in foreign currencies) as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011			December 31, 2010		January 1, 2010
Company	Ownership (%)	Fair value (carrying amount)		Fair value (carrying amount)		Fair value (carrying amount)
Consumer Credit Assistant Fund Co., Ltd.	4.67	(Won)	102,198	(Won)	102,198	(Won)	102,198
Pantech Co., Ltd.(*)	15.1		100,519		101,268		103,762
Hyundai Engineering Co., Ltd.	7.42		59,618		56,242		5,740
Samsung Total Petrochemicals Co., Ltd.	19.44		46,314		43,328		38,391
Korea Securities Finance Corporation	5.19		37,693		34,523		29,397
Hwan Young Steel Ind. Co., Ltd.	14.28		32,906		32,541		32,983
Nonperforming Asset Management Fund	10.47		25,593		30,901		48,880
Shinbundang Railroad Co., Ltd.	10.28		31,669		28,881		23,790
Alpha dome City Co., Ltd.	4.32		19,668		19,668		11,800
Econhill Development Co., Ltd.	14.00		23,996		17,013		17,013
Kangnam Beltway	13.46		15,547		15,420		13,973
Korea Integrated Freight Terminal Co., Ltd.	6.85		15,316		14,965		14,523
Seoullitetower. Ltd.	6.19		14,989		9,460		—
Others			704,527		756,737		1,150,008

		(Won)	1,230,553	(Won)	1,263,145	(Won)	1,592,458

Equity securities available-for-sale with disposal restrictions as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011
Company	Number of shares	Carrying amount		Restricted term
Pantech Co., Ltd.	249,427,382	(Won)	100,519	Until December 31, 2011
KUMHO Tire Co., Inc.	13,161,600		133,222	Until December 31, 2014
Taesan LCD Co., Ltd.	7,027,574		10,562	Until December 31, 2013
KUMHO Industrial Co., Ltd.	6,633,608		42,541	Until December 31, 2014
Hanchang Paper Co., Ltd.	6,409,200		3,166	Until December 31, 2012
Jaeyoung Solutec Co., Ltd.	1,962,000		1,399	Until December 31, 2012
MB CORP Co., Ltd.	1,220,975		810	(*)
Hanil Engineering & Construction Co., Ltd.	909,600		2,199	Until December 31, 2014
Young Gwang Stainless Co., Ltd.	413,000		772	Until December 31, 2012
Daehan Shipbuilding Co., Ltd.	309,500		2,419	Until December 31, 2013
21ST CENTURY SHIPBUILDING Co., Ltd.	210,400		—	Until December 31, 2012
Enertech INC	207,600		—	Until December 31, 2012
Daewoo Electronics Corp.	12,063		1,835	Until December 31, 2012

		(Won)	299,444

(*)	30% of shares in July 2011, 30% in October 2011 and 40% in January 2012 are expected to be released from disposal restrictions.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
Company	Number of shares	Carrying amount		Restricted term
Pantech Co., Ltd.	249,427,382	(Won)	101,268	Until December 31, 2011
KUMHO Tire Co., Inc.	13,161,600		74,771	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		69,140	Not defined
Taesan LCD Co., Ltd.	7,027,574		17,808	Until December 31, 2013
KUMHO Industrial Co., Ltd.	6,633,608		85,003	Until December 31, 2014
Hanchang Paper Co., Ltd.	6,409,200		3,230	Until December 31, 2012
Daewoo Electronics Corporation	2,412,662		2,085	Until March 31, 2011
Daehan Shipbuilding Co., Ltd.	309,500		2,238	Until December 31, 2013
Young Gwang Stainless Co., Ltd.	413,000		772	Until December 31, 2012

		(Won)	356,315

	January 1, 2010
Company	Number of shares	Carrying amount		Restricted term
Ssangyong Cement Industry Co., Ltd.	11,092,842	(Won)	94,738	Not defined
Hanchang Paper Co., Ltd.	9,156,000		4,779	Until August 8, 2010
Daehan Eunpakgy Co., Ltd.	2,815,093		2,846	Until March 27, 2010
Daewoo Electronics Corporation	2,412,662		1,884	Until March 31, 2011

		(Won)	104,247

The details of debt investments-available-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	1,194,567	(Won)	1,207,953	(Won)	1,200,223
Finance bonds		3,530,000		3,545,659		3,528,455
Corporate bonds		11,280,302		11,255,209		11,062,168
Bonds in foreign currencies		4,565,987		4,645,829		4,195,513
Available-for-sale bonds lended		370,000		372,747		368,186
Others		614,388		265,259		447,224

	(Won)	21,555,244	(Won)	21,292,656	(Won)	20,801,769

	December 31, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	918,826	(Won)	965,760	(Won)	938,811
Finance bonds		3,640,000		3,649,624		3,649,045
Corporate bonds		11,210,266		11,169,389		10,006,291
Bonds in foreign currencies		3,905,897		3,985,741		3,859,517

	(Won)	19,674,989	(Won)	19,770,514	(Won)	18,453,664

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	1,075,000	(Won)	1,131,286	(Won)	1,082,033
Finance bonds		3,940,000		3,951,579		3,922,906
Corporate bonds		13,873,089		13,818,425		13,593,502
Bonds in foreign currencies		4,168,939		4,176,729		3,995,178

	(Won)	23,057,028	(Won)	23,078,019	(Won)	22,593,619

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc. and Korea Asset Pricing Co. Debt securities in foreign currency are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

21. Financial assets held-to-maturity

The details of financial assets held-to-maturity as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Government and public bonds	(Won)	9,737	(Won)	9,848	(Won)	16,662	(Won)	10,618	(Won)	10,483	(Won)	15,334
Corporate bonds		114,400		127,000		50,000		116,168		129,370		50,853
Others		1,032		847		859		1,032		847		859

	(Won)	125,169	(Won)	137,695	(Won)	67,521	(Won)	127,818	(Won)	140,700	(Won)	67,046

(*)	Financial assets held-to-maturity in foreign currency does not exist as of June 30, 2011.

Changes in carrying value of financial assets held-to-maturity for the year six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	137,695	(Won)	67,521
Acquisition		1,277		61,153
Disposal and redemption		(13,696)		(7,359)
Changes due to amortization		(107)		(970)

Ending balance	(Won)	125,169	(Won)	120,345

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

22. Loans and allowance for possible loan losses

The details of loans as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Loans in Korean won:
Loans for facility development	(Won)	26,890,697	(Won)	24,332,971	(Won)	24,695,227	(Won)	27,043,718	(Won)	24,395,221	(Won)	24,483,608
Loans for working capital		16,205,636		13,586,684		12,121,625		15,865,022		13,270,246		11,871,473
Inter-bank loans		552,994		513,262		429,630		524,527		484,217		396,373
Private loans		118,310		45,363		20,249		122,640		46,509		19,607

		43,767,637		38,478,280		37,266,731		43,555,907		38,196,193		36,771,061
Loans in foreign currency:
Loans		11,845,217		12,328,793		12,966,866		11,825,100		12,350,815		12,887,500
Off-shore loan receivables		3,828,348		3,995,358		3,665,882		3,843,226		3,922,419		3,616,365
Inter-bank loans		1,663,769		1,029,070		909,264		1,667,327		1,029,294		909,035
Loans borrowed from overseas financial institutions		316,643		343,067		1,575,954		321,525		345,759		1,646,663

		17,653,977		17,696,288		19,117,966		17,657,178		17,648,287		19,059,563
Other loans:
Private-placed corporate bonds		5,959,100		6,724,279		11,426,504		5,801,584		6,570,343		11,421,315
Bills bought in foreign currencies		1,628,497		1,720,579		2,315,945		1,624,588		1,714,435		2,299,302
Advance payments on acceptances and guarantees		52,990		125,936		75,401		44,878		45,318		56,096
Others		5,730,635		7,312,001		5,916,243		5,744,959		7,305,730		5,351,650

		13,371,222		15,882,795		19,734,093		13,216,009		15,635,826		19,128,363

	(Won)	74,792,836	(Won)	72,057,363	(Won)	76,118,790	(Won)	74,429,094	(Won)	71,480,306	(Won)	74,958,987

Less:
Allowance for possible loan losses		(1,196,892)		(1,145,406)		(912,782)
Present value discount		(89,934)		(115,933)		(90,216)
Deferred loan origination fees		(33,534)		(25,497)		(15,328)

	(Won)	73,472,476	(Won)	70,770,527	(Won)	75,100,464

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in allowance for possible loan losses for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	Loans in Korean won						Loans in foreign currencies		Other loans				Total
	Loans for working capital		Loans for facility development		Others				Private placed corporate bonds		Others
Beginning balance	(Won)	403,465	(Won)	154,547	(Won)	46	(Won)	230,978	(Won)	235,739	(Won)	120,631	(Won)	1,145,406
Net increase (decrease) in allowance for possible loan losses		38,593		44,295		6		32,798		16,131		(59,256)		72,567
Foreign exchange differences		—		—		—		(4,205)		—		(10)		(4,215)
Others		(1,055)		(3,064)		(1)		2,210		(5,121)		(9,835)		(16,866)

Ending balance	(Won)	441,003	(Won)	195,778	(Won)	51	(Won)	261,781	(Won)	246,749	(Won)	51,530	(Won)	1,196,892

	Six months ended June 30, 2010
	Loans in Korean won						Loans in foreign currencies		Other loans				Total
	Loans for working capital		Loans for facility development		Others				Private placed corporate bonds		Others
Beginning balance	(Won)	396,154	(Won)	181,645	(Won)	50	(Won)	203,683	(Won)	66,594	(Won)	64,656	(Won)	912,782
Net increase (decrease) in allowance for possible loan losses		296,458		(6,062)		(7)		70,729		97,751		88,370		547,239
Foreign exchange differences		—		—		—		3,626		—		1		3,627
Others		(254,296)		(36,967)		—		(49,456)		(48,047)		(15,498)		(404,264)

Ending balance	(Won)	438,316	(Won)	138,616	(Won)	43	(Won)	228,582	(Won)	116,298	(Won)	137,529	(Won)	1,059,384

Gain (loss) related loans for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Credit loss expense	(Won)	(72,567)	(Won)	(547,239)
Net gain (loss) on sale of loan		(66,487)		6,632

	(Won)	(139,054)	(Won)	(540,607)

23. Derivative financial instruments

The Bank’s derivative financial instruments consist of held-for-trading and derivatives used as fair value hedge, depending on the nature of each transaction. The Bank enters into derivatives used as fair value hedge transactions mainly for the purpose of hedging fair value risk related to changes in fair value of the underlying assets and liabilities.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The Bank enters into derivatives held-for-trading transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Trading derivative transactions include contracts with the Bank’s customers and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are financial institutions and local banks. To hedge against the exposure to the variability of fair values of bonds on foreign currency by changes in interest or currency rates, the Bank primarily relies on interest swaps or currency swaps.

The notional amounts outstanding for derivatives contracts and the fair values of the derivative instruments held as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	146,400,847	(Won)	147,023,117	(Won)	1,217,137	(Won)	1,301,314
Currency		46,693,732		44,963,914		2,919,035		2,509,422
Equity		424,087		775,231		13,597		31,741
Commodities		542,056		542,060		16,039		16,035
Embedded derivatives		475,722		—		705,728		—
Valuation and other adjustments		—		—		(15,744)		10,296

		194,536,444		193,304,322		4,855,792		3,868,808
Hedging derivatives instruments:
Interest		11,834,064		11,834,064		597,568		57,682
Currency		4,096,049		3,746,980		491,580		60,229
Valuation and other adjustments		—		—		13,608		11,501

		15,930,113		15,581,044		1,102,756		129,412

	(Won)	210,466,557	(Won)	208,885,366	(Won)	5,958,548	(Won)	3,998,220

	December 31, 2010
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	161,829,543	(Won)	162,908,097	(Won)	1,391,639	(Won)	1,666,178
Currency		52,638,162		51,670,867		3,250,376		2,758,899
Equity		146,903		412,718		8,836		25,765
Commodities		441,510		441,510		12,576		12,393
Embedded derivatives		548,950		548,950		233,770		—
Valuation and other adjustments		—		—		(39,982)		2,954

		215,605,068		215,982,142		4,857,215		4,466,189

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Hedging derivatives instruments:
Interest		12,831,019		12,831,019		596,035		71,155
Currency		5,406,094		5,013,358		622,160		115,885
Valuation and other adjustments		—		—		12,690		14,474

		18,237,113		17,844,377		1,230,885		201,514

	(Won)	233,842,181	(Won)	233,826,519	(Won)	6,088,100	(Won)	4,667,703

	January 1, 2010
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	161,348,140	(Won)	159,618,395	(Won)	1,440,598	(Won)	1,848,596
Currency		56,464,556		53,949,247		5,240,602		4,428,846
Equity		159,387		203,523		1,022		29,426
Commodities		397,922		397,955		87,448		84,968
Embedded derivatives		356,726		—		68,248		—
Valuation and other adjustments		—		—		(51,780)		2,269

		218,726,731		214,169,120		6,786,138		6,394,105
Hedging derivatives instruments:
Interest		10,137,751		10,288,655		330,282		174,599
Currency		5,425,027		4,981,724		552,550		75,294
Valuation and other adjustments		—		—		(7,301)		(10,823)

		15,562,778		15,270,379		875,531		239,070

	(Won)	234,289,509	(Won)	229,439,499	(Won)	7,661,669	(Won)	6,633,175

24. Investments in subsidiaries and associates

Investments in subsidiaries and associates as of June 30, 2011, December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Subsidiaries:
KDB Asia Ltd.	(Won)	214,807	(Won)	214,807	(Won)	214,807
KDB Ireland Ltd.		62,389		62,389		62,389
UzKDB Bank		18,634		18,634		18,634
KDB Hungary Ltd.		151,952		151,952		151,952
Banco KDB Do Brazil S.A		99,531		—		15,910
Korea Infrastructure Fund		36,232		37,107		64,301
KDB Consus Value PEF		253,845		253,845		—
KDB Value PEF I		—		—		46,450
KDB Value PEF II		—		—		136,807

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	June 30, 2011		December 31, 2010		January 1, 2010
Subsidiaries:
KDB Value PEF III		62,302		62,302		62,302
KDB Value PEF VI		2,194,040		1,003,870		—
KDB Turn Around		54,916		52,666		46,866
KDB Venture M&A PEF		—		13,599		13,599
Components and Materials M&A PEF		63,525		53,566		—
KoFC-KDB Materials and Components Investment Fund No.1		25,000		12,500		—

Associates:
GM Korea Company		287,774		287,774		—
Korea BTL Fund I		237,172		219,253		172,378
KDB electronic power PEF		149,858		149,858		126,151
Korea Infrastructure Fund II		124,419		115,164		96,795
Korea Education Fund		82,101		82,449		73,312
Korea Railroad Fund I		158,178		131,677		73,176
Sungjin Geotec Co., Ltd		—		—		60,542
Others		162,934		135,214		229,103

	(Won)	4,439,609	(Won)	3,058,626	(Won)	1,665,474

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The keys of financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2011 December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

				June 30, 2011
Category	Investment	Country	Industry	Assets		Liabilities		Equity		Operating revenue	Net income (loss)	Ownership (%)
Subsidiaries	KDB Asia Ltd.	Hongkong	Financial service	(Won)	801,711	(Won)	574,675	(Won)	227,036	19,041	6,005	100.00
”	KDB Ireland Ltd.	Ireland	Financial service		357,247		290,466		66,781	11,564	3,417	100.00
”	UzKDB Bank	Uzbekistan	Financial service		194,311		160,543		33,768	8,750	4,233	61.11
”	KDB Hungary Ltd.	Hungary	Financial service		753,160		596,439		156,721	73,030	4,524	100.00
”	Banco KDB Do Brazil S.A	Brazil	Financial service		525,195		479,096		46,099	72,518	5,569	100.00
”	Korea Infrastructure Fund	Korea	Financial investment		41,634		16		41,618	2,025	1,812	85.00
”	KDB Consus Value PEF	Korea	Financial investment		9,700,049		9,128,372		571,677	1,373,649	(75,194)	40.52
”	KDB Value PEF I	Korea	Financial investment		115		—		115	20	12	77.02
”	KDB Value PEF II	Korea	Financial investment		49,444		73,055		(23,611)	424	(9,737)	51.93
”	KDB Value PEF III	Korea	Financial investment		106,593		302		106,291	211	(490)	69.22
”	KDB Value PEF VI	Korea	Financial investment		12,928,629		8,198,313		4,730,316	3,559,839	162,283	99.84
”	KDB Turn Around	Korea	Financial investment		287,492		287,433		59	77,002	(17,253)	95.15
”	KDB Venture M&A PEF	Korea	Financial investment		15,292		209		15,083	20,718	20,387	57.56
”	Components and Materials M&A PEF	Korea	Financial investment		78,556		6,317		72,239	6	(1,310)	83.33
”	KoFC-KDB Materials and Components Investment Fund No.1	Korea	Financial investment		49,646		—		49,646	354	(155)	50.00

Associates	GM Korea Company	Korea	Manufacturing		9,365,849		5,445,946		3,919,903	7,336,787	114,520	17.02
”	Korea BTL Fund I	Korea	Financial investment		578,617		380		578,237	14,657	13,830	41.67
”	KDB electronic power PEF	Korea	Financial investment		299,347		49		299,298	8,264	7,884	50.00
”	Korea Infrastructure Fund II	Korea	Financial investment		582,119		114,179		467,939	16,939	11,324	26.67
”	Korea Education Fund	Korea	Financial investment		166,524		8		166,516	4,364	4,147	50.00
”	Korea Railroad Fund I	Korea	Financial investment		321,163		15		321,148	7,921	7,138	50.00

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

				December 31, 2010
Category	Investment	Country	Industry	Assets		Liabilities		Equity		Operating revenue		Net income (loss)		Ownership (%)
Subsidiaries	KDB Asia Ltd.	Hongkong	Financial service	(Won)	803,055	(Won)	569,095	(Won)	233,960	(Won)	42,004	(Won)	14,492	100.00
”	KDB Ireland Ltd.	Ireland	Financial service		398,096		330,375		67,721		26,104		6,580	100.00
”	UzKDB Bank	Uzbekistan	Financial service		218,692		184,798		33,894		16,183		7,645	61.11
”	KDB Hungary Ltd.	Hungary	Financial service		752,292		611,634		140,658		92,710		7,507	100.00
”	Banco KDB Do Brazil S.A	Brazil	Financial service		535,901		599,201		(63,300)		289,224		(139,282)	100.00
”	Korea Infrastructure Fund	Korea	Financial investment		42,897		17		42,880		4,691		4,232	85.00
”	KDB Consus Value PEF	Korea	Financial investment		9,508,321		8,873,320		635,001		2,136,439		(100,417)	40.52
”	KDB Value PEF I	Korea	Financial investment		2,016		—		2,016		15,925		7,871	77.02
”	KDB Value PEF II	Korea	Financial investment		58,807		281		58,526		203,740		181,067	51.93
”	KDB Value PEF III	Korea	Financial investment		111,431		323		111,108		368		(1,263)	69.22
”	KDB Value PEF VI	Korea	Financial investment		1,005,294		—		1,005,294		—		(226)	99.84
”	KDB Turn Around	Korea	Financial investment		294,010		272,936		21,074		264,787		26,571	95.13
”	KDB Venture M&A PEF	Korea	Financial investment		35,173		337		34,836		246		(461)	57.56
”	Components and Materials M&A PEF	Korea	Financial investment		62,655		1,137		61,518		20		(4,653)	83.33
”	KoFC-KDB Materials and Components Investment Fund No.1	Korea	Financial investment		24,801		—		24,801		303		(199)	50.00

Associates	GM Korea Company	Korea	Manufacturing		7,827,531		5,061,596		2,765,935		13,791,424		585,551	17.02
”	Korea BTL Fund I	Korea	Financial investment		451,505		278		451,227		5,419		5,103	41.67
”	KDB electronic power PEF	Korea	Financial investment		282,373		323		282,050		4,043		3,852	50.00
”	Korea Infrastructure Fund II	Korea	Financial investment		454,027		96,226		357,801		5,965		3,598	26.67
”	Korea Education Fund	Korea	Financial investment		165,074		7		165,067		2,129		2,029	50.00
”	Korea Railroad Fund I	Korea	Financial investment		165,998		10		165,988		2,194		1,983	50.00

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

				January 1, 2010
Category	Investment	Country	Industry	Assets		Liabilities		Equity		Ownership (%)
Subsidiaries	KDB Asia Ltd.	Hong kong	Financial service	(Won)	723,380	(Won)	508,673	(Won)	214,707	100.00
”	KDB Ireland Ltd.	Ireland	Financial service		438,546		378,985		59,561	100.00
”	UzKDB Bank	Uzbekistan	Financial service		143,142		112,799		30,343	61.11
”	KDB Hungary Ltd.	Hungary	Financial service		858,677		708,585		150,092	100.00
”	Banco KDB Do Brazil S.A	Brazil	Financial service		635,274		626,355		8,919	100.00
”	Korea Infrastructure Fund	Korea	Financial investment		75,677		29		75,648	85.00
”	KDB Value PEF I	Korea	Financial investment		68,026		229		67,797	77.02
”	KDB Value PEF II	Korea	Financial investment		251,330		1,193		250,137	50.63
”	KDB Value PEF III	Korea	Financial investment		107,357		1,261		106,096	67.07
”	KDB Turn Around	Korea	Financial investment		336,284		286,482		49,802	95.13
”	KDB Venture M&A PEF	Korea	Financial investment		23,777		150		23,627	57.56

Associates	Korea BTL Fund I	Korea	Financial investment		417,854		263		417,591	41.67
”	KDB Electronic Power PEF	Korea	Financial investment		250,819		43		250,776	50.00
”	Korea Infrastructure Fund II	Korea	Financial investment		456,258		93,278		362,980	26.67
”	Korea Education Fund	Korea	Financial investment		148,427		8		148,419	50.00
”	Korea Railroad Fund I	Korea	Financial investment		146,967		9		146,958	50.00
”	Sungjin Geotec Co., Ltd	Korea	Manufacturing		588,858		554,493		34,365	29.51

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

25. Property and equipment

Changes in carrying value of property and equipment for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition/ depreciation		Disposal/ write-off		Reclassification		Foreign exchange differences		June 30, 2011
Acquisition cost:
Land	(Won)	207,818	(Won)	210	(Won)	—	(Won)	4,911	(Won)	(15)	(Won)	212,924
Buildings and structures		282,587		1,025		(280)		3,009		(78)		286,263
Leasehold improvements		15,464		1,272		(62)		—		(232)		16,442
Vehicles		1,197		—		—		—		(30)		1,167
Equipment		32,581		1,066		(107)		—		(184)		33,356
Others		68,957		2,034		(25)		—		(57)		70,909

		608,604		5,607		(474)		7,920		(596)		621,061
Accumulated depreciation:
Buildings and structures		73,486		3,492		(276)		1,030		190		77,922
Leasehold improvements		10,421		715		(47)		—		(437)		10,652
Vehicles		621		67		—		—		(10)		678
Equipment		26,932		904		(103)		—		(167)		27,566
Others		55,971		3,306		(23)		—		(45)		59,209
		167,431		8,484		(449)		1,030		(469)		176,027

Accumulated impairment loss:
Land		3,023		—		—		—		—		3,023
Buildings and structures		2,361		—		—		—		—		2,361

		5,384		—		—		—		—		5,384

	(Won)	435,789	(Won)	(2,877)	(Won)	(25)	(Won)	6,890	(Won)	(127)	(Won)	439,650

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	January 1, 2010		Acquisition/ depreciation		Disposal/ write-off		Reclassification		Foreign exchange differences		December 31, 2010
Acquisition cost:
Land	(Won)	213,236	(Won)	17	(Won)	—	(Won)	(3,818)	(Won)	23	(Won)	209,458
Buildings and structures		286,574		370		—		(2,462)		129		284,611
Leasehold improvements		12,749		950		—		—		(87)		13,612
Vehicles		1,053		376		(166)		—		16		1,279
Equipment		31,277		822		(42)		—		(83)		31,974
Construction in-progress		13		—		—		—		—		13
Others		63,208		709		—		—		24		63,941

		608,110		3,244		(208)		(6,280)		22		604,888
Accumulated depreciation:
Buildings and structures		67,499		3,556		—		(670)		111		70,496
Leasehold improvements		9,563		573		—		—		(134)		10,002
Vehicles		855		55		(149)		—		11		772
Equipment		25,763		922		(42)		—		(102)		26,541
Others		49,982		3,431		—		—		17		53,430

		153,662		8,537		(191)		(670)		(97)		161,241
Accumulated impairment loss:
Land		3,023		—		—		—		—		3,023
Buildings and structures		2,361		—		—		—		—		2,361

		5,384		—		—		—		—		5,384

	(Won)	449,064	(Won)	(5,293)	(Won)	(17)	(Won)	(5,610)	(Won)	119	(Won)	438,263

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

26. Investment properties

Changes in carrying value of investment properties for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition/ depreciation		Reclassification		June 30, 2011
Acquisition cost:
Land	(Won)	67,266	(Won)	—	(Won)	(4,911)	(Won)	62,355
Buildings and structures		45,722		—		(3,009)		42,713

		112,988		—		(7,920)		105,068
Accumulated depreciation:
Buildings and structures		12,662		540		(1,030)		12,172
Accumulated impairment loss:
Land		8,371		—		—		8,371
Buildings and structures		1,778		—		—		1,778

		10,149		—		—		10,149

	(Won)	90,177	(Won)	(540)	(Won)	(6,890)	(Won)	82,747

	Six months ended June 30, 2010
	January 1, 2010		Acquisition/ depreciation		Reclassification		June 30, 2010
Acquisition cost:
Land	(Won)	61,770	(Won)	—	(Won)	3,818	(Won)	65,588
Buildings and structures		40,832		—		2,462		43,294

		102,602		—		6,280		108,882
Accumulated depreciation:
Buildings and structures		10,376		496		670		11,542
Accumulated impairment loss:
Land		1,197		—		—		1,197
Buildings and structures		1,778		—		—		1,778

		2,975		—		—		2,975

	(Won)	89,251	(Won)	(496)	(Won)	5,610	(Won)	94,365

The fair value of the Bank’s investment properties, which was determined on the basis of a valuation by an independent appraisal agency, amounts to (Won)104,228 million as of June 30, 2011, ((Won)113,423 million as of December 31, 2010 and (Won)95,557 million as of January 1, 2010).

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

27. Intangible assets

Changes in carrying value of intangible assets for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition		Amortization		Foreign exchange differences		June 30, 2011
Development costs	(Won)	36,482	(Won)	7,853	(Won)	(5,979)	(Won)	—	(Won)	38,356
Equipment usage right		296		66		(13)		(5)		344
Others		10,090		232		(1,850)		(7)		8,465

	(Won)	46,868	(Won)	8,151	(Won)	(7,842)	(Won)	(12)	(Won)	47,165

	Six months ended June 30, 2010
	January 1, 2010		Acquisition		Amortization		Foreign exchange differences		June 30, 2010
Development costs	(Won)	32,285	(Won)	4,455	(Won)	(3,895)	(Won)	—	(Won)	32,845
Equipment usage right		324		—		(9)		—		315
Others		7,971		295		(1,692)		5		6,579

	(Won)	40,580	(Won)	4,750	(Won)	(5,596)	(Won)	5	(Won)	39,739

28. Other assets

The details of other assets as of 31, June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Accounts receivable	(Won)	4,609,500	(Won)	2,538,427	(Won)	2,869,395
Unsettled domestic exchange receivables		1,825,757		933,161		1,152,904
Accrued income		599,775		487,108		519,311
Guarantee deposits		126,765		125,253		127,043
Prepaid expenses		26,350		32,383		58,899
Advance payments		713		613		805
Others		118,284		133,681		36,406

	(Won)	7,307,144	(Won)	4,250,626	(Won)	4,764,763
Allowance for possible losses		(74,662)		(55,659)		(6,055)
Present value discount		(4,134)		(4,545)		(6,042)

	(Won)	7,228,348	(Won)	4,190,422	(Won)	4,752,666

The carrying amount of financial assets included in other assets above amounted to (Won) 7,159,788 million as of June 30, 2011, ((Won)4,094,219 million as of December 31, 2010 and (Won)4,652,596 million as of January 1, 2010) and its fair value amounted to (Won)7,168,326 million as of June 30, 2011, ((Won)4,047,897 million as of December 31, 2010 and (Won)4,654,867 million as of January 1, 2010).

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

29. Financial liabilities designated at FVTPL

The financial liabilities designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Borrowings	(Won)	7,232	(Won)	4,093	(Won)	139,748
Debt issued		961,473		947,659		1,168,551

	(Won)	968,705	(Won)	951,752	(Won)	1,308,299

The Bank utilizes derivatives to hedge the risk that the fair value of debt issued fluctuates. For those hedge transactions, the Bank designates debt issued at FVTPL, and recognizes the changes in the fair value of such financial liabilities in the statement of comprehensive income.

The difference between carrying amount and maturity amount of financial liabilities designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Carrying amount	(Won)	968,705	(Won)	951,752	(Won)	1,308,299
Principal and interest at maturity		898,481		895,121		1,354,224

Difference	(Won)	70,224	(Won)	56,631	(Won)	(45,925)

30. Due to customers

The details of deposits liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Deposits in Korean won:
Demand deposits	(Won)	339,250	(Won)	412,107	(Won)	223,127	(Won)	339,250	(Won)	412,013	(Won)	223,127
Time and saving deposits		21,295,786		16,322,211		8,594,913		21,445,551		16,150,501		8,596,192
Certificate of deposits		100,690		879,738		3,428,842		104,177		873,365		3,428,931

		21,735,726		17,614,056		12,246,882		21,888,978		17,435,879		12,248,250

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Deposits in foreign currency:
Demand deposits		449,202		391,577		298,690		449,202		391,577		298,690
Time and saving deposits		1,015,959		667,001		1,234,410		1,018,037		665,889		1,235,554
Certificate of deposits		243,027		257,209		155,944		243,714		257,240		155,936

		1,708,188		1,315,787		1,689,044		1,710,953		1,314,706		1,690,180

	(Won)	23,443,914	(Won)	18,929,843	(Won)	13,935,926	(Won)	23,599,931	(Won)	18,750,585	(Won)	13,938,430

31. Borrowings

The details of borrowings as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.50	5.30	(Won)	5,220,378	(Won)	5,223,904
Borrowings in foreign currency	0.13	6.05		12,090,760		12,190,727
Off-shore borrowings in foreign currency	0.26	4.27		961,682		965,199
Others	2.15	7.75		5,759,241		5,788,182

				24,032,061	(Won)	24,168,012

Deferred borrowing costs				(6,237)

			(Won)	24,025,824

	December 31, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.50	6.00	(Won)	5,034,508	(Won)	5,038,156
Borrowings in foreign currency	0.80	5.20		10,271,995		10,287,177
Off-shore borrowings in foreign currency	0.20	4.70		1,301,925		1,304,201
Others	2.14	7.75		6,274,952		6,246,230

				22,883,380		22,875,764

Deferred borrowing costs				(5,822)

			(Won)	22,877,558

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	6.79	(Won)	4,493,939	(Won)	4,493,881
Borrowings in foreign currency	—	11.00		11,918,444		11,899,259
Off-shore borrowings in foreign currency	0.28	0.65		1,169,097		1,172,075
Others	—	7.75		11,003,262		10,915,300

			(Won)	28,584,742	(Won)	28,480,515

Deferred borrowing costs				(4,296)

			(Won)	28,580,446

Borrowings in Korean won as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

Lender	Classification	Annual interest rate (%)	June 30, 2011		December 31, 2010		January 1, 2010
Ministry of Strategy and Finance	Borrowings from government fund(*)	2.75~5.00	(Won)	745,091	(Won)	803,068	(Won)	848,647
Industrial Bank of Korea	Borrowings from industrial technique fund	0.97~3.49		74,213		90,732		144,713
Small & Medium Business Corp.	Borrowings from local small and medium company promotion fund	2.06~3.79		484,895		506,138		557,702
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.97~4.00		1,146,443		1,154,203		1,150,502
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.50~4.25		1,057,126		1,022,210		923,453
Others	Borrowings from environment improvement support fund			1,712,610		1,458,157		868,922

			(Won)	5,220,378	(Won)	5,034,508	(Won)	4,493,939

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Borrowings in foreign currency and off-shore borrowings as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

Lender	Classification	Annual interest rate (%)	June 30, 2011		December 31, 2010		January 1, 2010
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.4~6M Libor+0.8	(Won)	326,140	(Won)	353,001	(Won)	167,147
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD(*)	—		—		—		1,480,890
Mizuho and others	Borrowings from overseas banks	3M Libor+0.5~3.8		2,139,339		1,803,873		1,655,870
		—		—		138,059		166,942
		6M Libor+0.3~0.8		146,721		347,946		316,887

				2,286,060		2,289,878		2,139,699
DBS Bank and others	Off-shore short-term borrowings	0.26~1.33		111,514		124,577		194,766
		—		—		56,945		122,598
		6M Libor+0.5~0.7		312,649		261,947		36,932
		—		—		—		93,408

				424,163		443,469		447,704
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M Libor+0.5~3.8		315,614		473,241		306,615
		—		—		45,556		216,286
		6M EURIBOR+0.6		163,388		212,052		198,492

				479,002		730,849		721,393
JBIC	Off-shore borrowings from JBIC	4.3~6M Libor +1.2		58,517		65,070		—
Others	Short-term borrowings in foreign currency	0.25~1.98		7,907,484		6,123,094		6,405,850
		6M Libor+0.4~0.85		221,011		22,778		72,913
		—		—		148,057		188,720
		3M Libor+0.85		32,343		—		151,788

				8,160,838		6,293,929		6,819,271
	Long-term borrowings in foreign currency			1,317,722		1,397,724		1,311,437

			(Won)	13,052,442	(Won)	11,573,920	(Won)	13,087,541

(*)	Borrowings from IBRD are subordinated borrowings.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

32. Debt issued

The details of debt issued as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	2.67	14.09	(Won)	28,620,843	(Won)	29,008,412
Discount on bonds				(57,038)		—
Premium on bonds				356		—
Valuation adjustments for hedge				56,457		—

				28,620,618		29,008,412
Debentures in foreign currencies:
Debentures	0.43	8.00		10,150,111		10,837,636
Discount on bonds				(29,874)		—
Premium on bonds				929		—
Valuation adjustments for hedge				513,356		—

				10,634,522		10,837,636
Off-shore debentures:
Debentures	0.65	11.72		4,158,389		4,571,915
Discount on bonds				(5,172)		—
Premium on bonds				299		—
Valuation adjustment for hedge				321,842		—

				4,475,358		4,571,915

			(Won)	43,730,498	(Won)	44,417,963

	December 31, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	2.53	12.00	(Won)	27,112,169	(Won)	27,626,045
Discount on bonds				(15,418)		—
Premium on bonds				526		—
Valuation adjustments for hedge				53,934		—

				27,151,211		27,626,045
Debentures in foreign currencies:
Debentures	0.20	8.00		11,211,723		12,168,609
Discount on bonds				(28,710)		—
Premium on bonds				1,435		—
Valuation adjustments for hedge				823,586		—

				12,008,034		12,168,609

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Off-shore debentures:
Debentures	0.48	9.50		3,690,600		4,128,591
Discount on bonds				(6,057)		—
Premium on bonds				371		—
Valuation adjustment for hedge				391,090		—

				4,076,004		4,128,591

			(Won)	43,235,249	(Won)	43,923,245

	January 1, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	2.28	9.76	(Won)	33,869,910	(Won)	33,942,633
Discount on bonds				(76,661)		—
Premium on bonds				856		—
Valuation adjustments for hedge				(59,169)		—

				33,734,936		33,942,633
Debentures in foreign currencies:
Debentures	0.87	8.00		12,415,349		13,502,045
Discount on bonds				(28,530)		—
Premium on bonds				2,320		—
Valuation adjustments for hedge				914,965		—

				13,304,104		13,502,045
Off-shore Debentures:
Debentures	1.56	8.00		3,403,006		3,749,138
Discount on bonds				(5,645)		—
Premium on bonds				525		—
Valuation adjustments for hedge				303,862		—

				3,701,748		3,749,138

			(Won)	50,740,788	(Won)	51,193,816

33. Severance and retirement benefits

The details of severance and retirement benefits as of June 30, 2011, December 31, 2010 and January 1, 2010 and defined benefit pension for the year ended December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Severance and retirement benefits	(Won)	56,030	(Won)	46,764	(Won)	65,175
Defined benefit pension	(Won)	11,969	(Won)	18,504	(Won)	—

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Details of severance and retirement benefits as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Present value of defined benefit obligation	(Won)	128,965	(Won)	120,758	(Won)	109,056
Fair value of plan assets		(72,935)		(73,994)		(43,881)

	(Won)	56,030	(Won)	46,764	(Won)	65,175

Changes in defined benefit obligation for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	120,758	(Won)	109,056
Current service cost		9,844		10,261
Interest cost on benefit obligation		3,420		3,695
Benefits paid		(5,054)		(5,788)
Others		(3)		—

Ending balance	(Won)	128,965	(Won)	117,224

The principal actuarial assumptions are as follows (Unit: %):

	June 30, 2011	December 31, 2010	January 1, 2010
Discount rate	4.95	4.95	5.77
Expected return on plan assets	3.50	3.50	3.50
Future salary increase rate	6.89	6.89	8.01

Details of plan assets as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011			December 31, 2010			January 1, 2010
	Amounts		Rate (%)	Amounts		Rate (%)	Amounts		Rate (%)
Debt instrument	(Won)	59,689	81.84	(Won)	—	—	(Won)	—	—
Others		13,246	18.16		73,994	100.00		43,881	100.00

	(Won)	72,935	100.00	(Won)	73,994	100.00	(Won)	43,881	100.00

Changes in the fair value of plan assets are for the six months ended June 30, 2011 and 2010 as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	73,994	(Won)	43,881
Expected return on plan assets		1,295		768
Benefits paid		(2,354)		(967)

Ending balance	(Won)	72,935	(Won)	43,682

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in severance and retirement benefits for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Current service cost	(Won)	9,844	(Won)	10,261
Interest cost		3,420		3,695
Expected return on plan assets		(1,295)		(768)

	(Won)	11,969	(Won)	13,188

34. Provisions

Changes of provisions for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions)

	Six months ended June 30, 2011
	Payment guarantees		Unused commitments		Lawsuit		Other		Total
Beginning balance	(Won)	89,645	(Won)	80,715	(Won)	1,884	(Won)	1,032	(Won)	173,276
Net increase (decrease)		(6,508)		70,432		(3)		—		63,921
Others		(56)		(201)		—		—		(257)

Ending balance	(Won)	83,081	(Won)	150,946	(Won)	1,881	(Won)	1,032	(Won)	236,940

	Six months ended June 30, 2010
	Payment guarantees		Unused commitments		Lawsuit		Other		Total
Beginning balance	(Won)	150,902	(Won)	78,393	(Won)	3,249	(Won)	1,032	(Won)	233,576
Net increase (decrease)		49,981		80,048		(1,365)		—		128,664
Others		77		431		—		—		508

Ending balance	(Won)	200,960	(Won)	158,872	(Won)	1,884	(Won)	1,032	(Won)	362,748

Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which are calculated using a CCF as provision for unused commitments applying provision rates.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Provision for possible losses from lawsuits

As of December 31, 2010, the Bank is involved in 10 lawsuits as a plaintiff and 16 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to (Won)3,733,112 million and (Won)365,662 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2011.

The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills of (Won)2,450 billion based on the agreement signed at August 24, 1999. In connection to the litigation, the financial institution creditors partially won the second trial at the Seoul High Court, but both parties filed an appeal to the Supreme Court judgment, and are waiting for the final decision as of June 30, 2011.

Other provision

The Bank has recognized other possible losses.

35. Deferred tax assets and liabilities

	June 30, 2011			December 31, 2010			January 1, 2010
Cumulative temporary differences	(Won)	957,713		(Won)	176,731		(Won)	308,930
Income tax rate (%)		(	*1)		(	*1)		(	*1)

Income tax effect due to cumulative temporary differences		210,697			60,089			67,965
Unrealizable deferred tax assets etc.(*2)		(21,878)			(21,897)			—

Deferred tax liabilities due to cumulative temporary differences		188,819			38,192			67,965
Deferred tax liabilities recognized directly to equity		184,913			217,362			188,656
Deferred tax liabilities from oversea operations		21,913			21,476			(30,480)

Deferred tax liabilities	(Won)	395,645		(Won)	277,030		(Won)	226,141

(*1)	Deferred income taxes are calculated on all temporary differences under the liability method using an enacted tax rate of 24.2% (22% from 2012 and thereafter). Deferred tax assets recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary difference and unused tax loss, if any.
(*2)	The Bank doesn’t recognize deferred tax liabilities amounts (Won)131,285 million for the temporary differences, from equity method valuation under Korean GAAP. Such unrealizable deferred tax liabilities are proportionate to the tax exemption ratio on dividends from subsidiary.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The temporary differences which comprise of deferred tax assets and liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Temporary differences		Deferred tax liabilities (assets)
Derivative financial liabilities	(Won)	1,989,745	(Won)	437,745
Investments in subsidiaries and associates		835,008		161,825
Loss on valuation of hedged items		(759,627)		(167,118)
Gain on foreign exchange translation of hedged items		371,788		81,793
Impairment loss on debt investments		(491,136)		(108,050)
Impairment loss in equity investments		(575,116)		(126,525)
Others		(412,949)		(90,851)

	(Won)	957,713	(Won)	188,819

(*)	The temporary differences which comprise of deferred tax assets and liabilities don’t include overseas branches and deferred income tax recognized directly to equity.

	December 31, 2010
	Temporary differences		Deferred tax liabilities (assets)
Gain on valuation of financial assets available-for-sale	(Won)	980,442	(Won)	219,131
Derivative financial liabilities		1,167,505		256,851
Investments in subsidiaries and associates		1,103,600		288,321
Loss on valuation of hedged items		(1,158,118)		(254,786)
Impairment loss on debt investments		(527,176)		(115,979)
Impairment loss in equity investments		(437,743)		(96,303)
Others		(91,845)		(20,205)

	(Won)	1,036,665	(Won)	277,030

	January 1, 2010
	Temporary differences		Deferred tax liabilities (assets)
Gain on valuation of financial assets available-for-sale	(Won)	846,007	(Won)	188,656
Derivative financial liabilities		880,036		193,608
Investments in subsidiaries associates		991,741		218,183
Loss on valuation of hedged items		(1,029,850)		(226,567)
Impairment loss of debt investments		(512,118)		(112,666)
Reversal of impairment loss on equity investments		268,702		59,115
Others		(289,765)		(94,188)

	(Won)	1,154,753	(Won)	226,141

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Deferred tax liabilities recognized directly to equity as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Beginning balance		Increase (decrease)		Ending balance		Deferred tax assets and liabilities
Gain on valuation of financial Assets available-for-sale	(Won)	(1,211,685)	(Won)	126,283	(Won)	(1,085,402)	(Won)	238,098
Loss on valuation of financial Assets available-for-sale		231,493		(15,401)		216,092		(44,962)
Gain on redemption of financial Assets available-for-sale		(416)		216		(200)		44
Loss on redemption of financial Assets available-for-sale		166		68		234		(52)
Gain on translation of foreign operations		(1,285)		650		(635)		140
Loss on translation of foreign operations		1,275		(717)		558		(123)
Gain on translation of foreign net investment		(4,924)		(10)		(4,934)		1,086
Loss on translation of foreign net investment		12,975		29,381		42,356		(9,318)

	(Won)	(972,401)	(Won)	140,470	(Won)	(831,931)	(Won)	184,913

	June 30, 2010
	Beginning balance		Increase (decrease)		Ending balance		Deferred tax assets and liabilities
Gain on valuation of financial Assets available-for-sale	(Won)	(1,307,750)	(Won)	(57,406)	(Won)	(1,365,156)	(Won)	300,334
Loss on valuation of financial Assets available-for-sale		462,014		(111,527)		350,487		(77,107)
Gain on redemption of financial Assets available-for-sale		(332)		(360)		(692)		152
Loss on redemption of financial Assets available-for-sale		59		78		137		(30)
Gain on translation of foreign operations		—		(2,167)		(2,167)		477
Loss on translation of foreign operations		—		66		66		(15)
Gain on translation of foreign net investment		—		(23,622)		(23,622)		5,197
Loss on translation of foreign net investment		—		13		13		(3)

	(Won)	(846,009)	(Won)	(194,925)	(Won)	(1,040,934)	(Won)	229,005

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

36. Other liabilities

The details of other liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Accounts payables	(Won)	4,528,822	(Won)	2,520,909	(Won)	2,845,308
Accrued expense		1,101,686		963,791		942,317
Domestic exchange obligation payables		1,172,745		930,878		641,067
Guarantee money received		771,085		561,547		106,185
Borrowing from trust accounts		395,885		532,839		455,424
Income in advance		39,556		47,878		49,225
Foreign bills payables		129,590		83,526		11,188
Withholding taxes		23,333		17,404		10,576
Advance receipts		22		32,127		248,380
Others		299,477		175,719		206,843

		8,462,201		5,866,618		5,516,513
Present value discount		(543)		(643)		(1,045)

	(Won)	8,461,658	(Won)	5,865,975	(Won)	5,515,468

The carrying amount of financial liabilities included in other liabilities amounted to (Won) 8,242,525 million as of June 30, 2011, ((Won)5,765,550 million as of December 31, 2010 and (Won)5,168,905 million as of January 1, 2010), and its fair value amounted to (Won) 8,242,559 million as of June 30, 2011, ((Won)5,765,681 million as of December 31, 2010 and (Won)5,168,941 million as of January 1, 2010).

37. Equity

Issued capital

The Bank is authorized to issue 3,000 million shares of common stock and has 1,850,372,235 shares issued and outstanding. Total par value of outstanding share amounts in the amount of (Won)9,251,861 million as of December 31, 2010.

Capital surplus

The Bank reduced (Won)5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to (Won)5,134,227 million. As the result of the capital reduction, (Won)44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserve is insufficient to offset the accumulated deficit, the Korean government is supposed to be responsible for the deficit.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Details of reserves of retained earnings as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows. (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Legal reserves	(Won)	5,076,392	(Won)	4,658,028	(Won)	4,353,489
Unappropriated retained earnings		2,348,338		2,023,767		1,255,613

	(Won)	7,424,730	(Won)	6,681,795	(Won)	5,609,102

Changes in legal reserves for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	4,658,028	(Won)	4,353,489
Transferred from retained earnings		418,364		304,539

Ending balance	(Won)	5,076,392	(Won)	4,658,028

Changes in unappropriated retained earnings for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	2,023,767	(Won)	1,255,613
Net income		1,040,895		410,987
Contribution to legal reserves		(418,364)		(304,539)
Dividend		(297,909)		—
Offset with discount on stock issuance		(51)		—

Ending balance	(Won)	2,348,338	(Won)	1,362,061

The Bank is required to provide regulatory reserve for possible loan losses in accordance with Regulations on Supervision of Bank Business 29(1), and (2), and details are as follows (Korean won in millions):

The balance of regulatory reserve for possible loan losses as of June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010
Beginning balance	(Won)	—	(Won)	—
Planned reserve for possible loan losses		669,340		822,032

	(Won)	669,340	(Won)	822,032

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in regulatory reserve for possible loan losses and adjusted profit reflecting reserve for possible loan losses for the six months ended June 30, 2011 are as follows (Korean won in millions except per share amount):

	Six months ended June 30, 2011
Net income		1,040,895
Reversal of regulatory reserve for possible loan losses		152,692

Net income after adjusting reserve for possible loan losses	(Won)	1,193,587

Earnings per share after adjusting regulatory reserve for possible loan losses (Korean won in units)		645

38. Collateral

Details of assets pledged by the Bank as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Pledged assets		Related liabilities		Reason of restriction
Financial assets available-for-sale	(Won)	7,324,828	(Won)	3,679,368	Collateral for reverse repo transactions etc.

	December 31, 2010
	Pledged assets		Related liabilities		Reason of restriction
Financial assets available-for-sale	(Won)	7,993,147	(Won)	4,130,443	Collateral for reverse repo transactions etc.

	January 1, 2010
	Pledged assets		Related liabilities		Reason of restriction
Financial assets available-for-sale	(Won)	13,051,781	(Won)	8,324,409	Collateral for reverse repo transactions etc.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

39. Gurantees and Commitments

Guarantees and commitments provided by the Bank as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Confirmed acceptances and guarantees:
Acceptances in foreign currency	(Won)	837,131	(Won)	1,010,386	(Won)	1,225,215
Guarantees for bond issuance		1,049		102,620		1,210
Guarantees for loans		47,504		124,900		154,772
Acceptances for L/G		45,711		39,383		40,332
Others		11,299,078		11,676,010		12,907,487

	(Won)	12,230,473	(Won)	12,953,299	(Won)	14,329,016

Unconfirmed acceptances and guarantees:
Letter of guarantee	(Won)	2,994,186	(Won)	3,107,835	(Won)	2,909,229
Others		5,710,939		6,551,192		7,254,340

	(Won)	8,705,125	(Won)	9,659,027	(Won)	10,163,569

Commitments:
Commitments on loans	(Won)	10,850,786	(Won)	11,711,015	(Won)	12,238,484
Commitments on purchase of securities		32,200		—		1,000,000
Others		144,450		81,979		—

	(Won)	11,027,436	(Won)	11,792,994	(Won)	13,238,484

Bills endorsed	(Won)	702	(Won)	—	(Won)	—

	(Won)	31,963,736	(Won)	34,405,320	(Won)	37,731,069

40. Effects of changes in foreign exchange rates

The effects of changes in foreign exchange rates for six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Recognized in current income:
Gain (loss) from foreign currency transaction:
Realized gain	(Won)	276,871	(Won)	549,176
Realized loss		285,424		597,927

		(8,553)		(48,751)
Gain (loss) from foreign currency transaction:
Unrealized gain		19,060		224,941
Unrealized loss		257,353		57,372

		(238,293)		167,569

	(Won)	(246,846)	(Won)	118,818

Recognized in other comprehensive income:
Beginning balance		(8,041)		—
Changes during the year		(29,304)		25,712

Ending balance	(Won)	(37,345)	(Won)	25,712

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

41. Day 1 profit or loss recognition

Changes in Day 1 profit or loss for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	(12,237)	(Won)	516
Difference between the transaction price and fair value at initial recognition(*)		(3,975)		(9,402)
Amortization		4,643		1,963
Transactions completed etc.		2,232		(298)

Ending balance	(Won)	(9,337)	(Won)	(7,221)

(*)	Day 1 profit or loss arose from derivatives financial investments, whose fair value are classified as level 3.

42. Related-party disclosures

The entities controlling the Bank and the Bank’s subsidiaries as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

Investor	Investee
KoFC	KDBFG, Korea Aerospace Industries Ltd.

KDBFG	KDB, Daewoo Securities Co., Ltd., KDB Capital Corporation, KDB Asset Management Co., Ltd., Korea Infrastructure Investments Asset Management Co., Ltd.

KDB	KDB Asia Ltd., KDB Ireland Ltd., KDB Hungary Ltd., Banco KDB Do Brazil S.A, UzKDB Bank, Korea Infrastructure Fund, KDB Value PEF I, KDB Value PEF II, KDB Value PEF III, KDB Value PEF VI, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turnaround PEF, Components and Materials M&A PEF, KoFC-KDB Materials and Components Investment Fund No.1, Certain trust accounts of KDB, KDB SPC I and 15 others, KDB Shipping Private Fund KL I and 38 others,

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Outstanding balances with related-parties as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Controlling entities		Subsidiaries		Associates		Entities under same control		Total
Asset:
Cash and due from banks	(Won)	—	(Won)	352,801	(Won)	—	(Won)	—	(Won)	352,801
Financial assets available-for-sale		1,976,392		481,804		447,224		—		2,905,420
Loans		181,513		2,079,436		222,452		—		2,483,401
(Allowance for possible loan losses)		—		(5,088)		(3)		—		(5,091)
Derivative financial assets		1,681		48,750		1,146		4,902		56,479
Others		324		185,173		14,449		8,035		207,981
(Allowance for possible other asset losses)		—		(42)		—		—		(42)

	(Won)	2,159,910	(Won)	3,142,834	(Won)	685,268	(Won)	12,937	(Won)	6,000,949

Liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—
Due to customers		449,560		282,120		43,924		1,336		776,940
Borrowings		32,343		916,509		3,951		291,667		1,244,470
Derivative financial liabilities		742		18,595		6,143		15,833		41,313
Others		315		3,715		1,215		48,729		53,974
Other provisions		—		2		138		—		140

	(Won)	482,960	(Won)	1,220,941	(Won)	55,371	(Won)	357,565	(Won)	2,116,837

	December 31, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Asset:
Cash and due from banks	(Won)	—	(Won)	372,069	(Won)	—	(Won)	—	(Won)	—	(Won)	372,069
Financial assets available-for-sale		2,789,173		493,187		557		12,342		—		3,295,259
Loans		134,805		985,733		192,135		220,981		97		1,533,751
(Allowance for possible loan losses)		—		(2,370)		(5,721)		—		(3)		(8,094)
Derivative financial assets		3,476		51,618		—		70,986		—		126,080
Others		848		117,043		431		13,336		—		131,658
(Allowance for possible other asset losses)		—		(10)		(160)		—		—		(170)

	(Won)	2,928,302	(Won)	2,017,270	(Won)	187,242	(Won)	317,645	(Won)	94	(Won)	5,450,553

Liabilities:
Due to customers	(Won)	235,152	(Won)	261,774	(Won)	21,988	(Won)	125,305	(Won)	—	(Won)	644,219
Borrowings		1		526,409		3,423		90,860		—		620,693
Derivative financial liabilities		—		6,188		—		45,724		—		51,912
Others		151,792		6,515		250		12,004		—		170,561
Other provisions		—		4		147		—		—		151

	(Won)	386,945	(Won)	800,890	(Won)	25,808	(Won)	273,893	(Won)	—	(Won)	1,487,536

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Asset:
Cash and due from banks	(Won)	—	(Won)	500,872	(Won)	—	(Won)	—	(Won)	—	(Won)	500,872
Financial assets available-for-sale		—		284,233		—		12,650		—		296,883
Loans		—		895,087		1,583,776		177,651		115		2,656,629
(Allowance for possible loan losses)		—		(209)		(123,958)		(180)		(3)		(124,350)
Derivative financial assets		—		49,608		176,936		60,017		—		286,561
Others		—		102,364		11,591		3,910		—		117,865
(Allowance for possible other asset losses)		—		(1)		(789)		—		—		(790)

	(Won)	—	(Won)	1,831,954	(Won)	1,647,556	(Won)	254,048	(Won)	112	(Won)	3,733,670

Liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	—	(Won)	14,262	(Won)	—	(Won)	14,262
Due to customers		1,868		111,462		138,389		171,460		—		423,179
Borrowings		—		446,452		23,945		8,800		—		479,197
Debt issued		—		—		3,000		—		—		3,000
Derivative financial liabilities		—		3,313		76		29,710		—		33,099
Others		5,705		979		2,815		4,473		—		13,972
Other provisions		—		480		108		—		—		588

	(Won)	7,573	(Won)	562,686	(Won)	168,333	(Won)	228,705	(Won)	—	(Won)	967,297

Transactions with related-parties for the six months ended June 30, 2011 and 2010 are summarized as follows (Korean won in millions):

	Six months ended June 30, 2011
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Income:
Interest income	(Won)	1,596	(Won)	51,062	(Won)	8,002	(Won)	58	(Won)	—	(Won)	60,718
Reversal of allowance for possible loan losses		63		3,933		4,938		—		—		8,934
Commission income and others		71,771		141,707		67,845		22,633		—		303,956

	(Won)	73,430	(Won)	196,702	(Won)	80,785	(Won)	22,691	(Won)	—	(Won)	373,608

Expense:
Interest expense	(Won)	17,958	(Won)	769	(Won)	1,934	(Won)	359	(Won)	—	(Won)	21,020
Credit loss expense		—		10,923		—		—		—		10,923
Administration expense		—		—		—		—		1,125		1,125
Other operating loss		7,869		31,505		10,692		20,981		—		71,047

	(Won)	25,827	(Won)	43,197	(Won)	12,626	(Won)	21,340	(Won)	1,125	(Won)	104,115

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Income:
Interest income	(Won)	4	(Won)	75,743	(Won)	5,756	(Won)	4,902	(Won)	—	(Won)	86,405
Commission income and others		50		35,722		4,438		72,671		—		112,881

	(Won)	54	(Won)	111,465	(Won)	10,194	(Won)	77,573	(Won)	—	(Won)	199,286

Expense:
Interest expense	(Won)	2,727	(Won)	10,856	(Won)	433	(Won)	260	(Won)	—	(Won)	14,276
Credit loss expense		—		872		3,592		526		—		4,990
Administration expense		—		—		—		83		377		460
Other operating loss		395		22,446		4,405		53,864		—		81,110

	(Won)	3,122	(Won)	34,174	(Won)	8,430	(Won)	54,733	(Won)	377	(Won)	100,836

The Bank provided various commitments amounting to (Won) 925,155 million and payment guarantees amounting to (Won) 35,729 million in the transactions with related party.

43. Fair value of financial assets and liabilities

The details of the fair value of financial instruments as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	849,059	(Won)	2,285,058	(Won)	—	(Won)	3,134,117
Financial assets available-for-sale		1,628,018		19,955,980		2,955,757		24,539,755
Derivative financial assets		—		5,161,231		797,317		5,958,548

	(Won)	2,477,077	(Won)	27,402,269	(Won)	3,753,074	(Won)	33,632,420

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	961,473	(Won)	7,232	(Won)	968,705
Derivative financial liabilities		—		3,902,462		95,758		3,998,220

	(Won)	—	(Won)	4,863,935	(Won)	102,990	(Won)	4,966,925

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	849,090	(Won)	3,390,105	(Won)	—	(Won)	4,239,195
Financial assets available-for-sale		1,914,251		18,330,603		2,432,041		22,676,895
Derivative financial assets		—		5,780,722		307,378		6,088,100

	(Won)	2,763,341	(Won)	27,501,430	(Won)	2,739,419	(Won)	33,004,190

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	947,659	(Won)	4,093	(Won)	951,752
Derivative financial liabilities		—		4,580,592		87,111		4,667,703

	(Won)	—	(Won)	5,528,251	(Won)	91,204	(Won)	5,619,455

	January 1, 2010
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	224,243	(Won)	1,385,075	(Won)	—	(Won)	1,609,318
Financial assets designated at FVTPL		—		—		89,503		89,503
Financial assets available-for-sale		2,395,412		21,066,866		4,794,363		28,256,641
Derivative financial assets		—		7,560,604		101,065		7,661,669

	(Won)	2,619,655	(Won)	30,012,545	(Won)	4,984,931	(Won)	37,617,131

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	1,168,551	(Won)	139,748	(Won)	1,308,299
Derivative financial liabilities		—		6,536,703		96,472		6,633,175

	(Won)	—	(Won)	7,705,254	(Won)	236,220	(Won)	7,941,474

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in carrying value of financial instruments, whose fair value is categorized as level 3, for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	Beginning balance		Current profit or loss		Other comprehensive income		Purchase		Disposal		Settlement		Foreign exchange differences		Ending balance
Assets:
Financial assets available-for-sale	(Won)	2,432,041	(Won)	23,700	(Won)	8,393	(Won)	1,026,487	(Won)	(924,882)	(Won)	—	(Won)	390,018	(Won)	2,955,757
Derivative financial assets		307,378		436,801		—		56,947		—		(3,809)		—		797,317

	(Won)	2,739,419	(Won)	460,501	(Won)	8,393	(Won)	1,083,434	(Won)	(924,882)	(Won)	(3,809)	(Won)	390,018	(Won)	3,753,074

Liability:
Financial liabilities held-for-trading	(Won)	4,093	(Won)	141	(Won)	—	(Won)	—	(Won)	—	(Won)	2,998	(Won)	—	(Won)	7,232
Derivative financial liabilities		87,111		(42,735)		—		52,435		—		(1,053)		—		95,758

	(Won)	91,204	(Won)	(42,594)	(Won)	—	(Won)	52,435	(Won)	—	(Won)	1,945	(Won)	—	(Won)	102,990

	Six months ended June 30, 2010
	Beginning balance		Current profit or loss		Other comprehensive income		Purchase		Disposal		Settlement		Foreign exchange differences		Ending balance
Assets:
Financial assets designated at FVTPL	(Won)	89,503	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	(89,503)	(Won)	—	(Won)	—
Financial assets available-for-sale		4,794,363		112,205		—		601,078		(27,362)		(751,473)		(409,682)		4,319,129
Derivative financial assets		101,065		64,361		—		42,568		—		(5,858)		—		202,136

	(Won)	4,984,931	(Won)	176,566	(Won)	—	(Won)	643,646	(Won)	(27,362)	(Won)	(846,834)	(Won)	(409,682)	(Won)	4,521,265

Liability:
Financial liabilities held-for-trading	(Won)	139,748	(Won)	(77)	(Won)	—	(Won)	—	(Won)	—	(Won)	(134,235)	(Won)	—	(Won)	5,436
Derivative financial liabilities		96,472		(46,447)		—		(23,301)		—		(6,677)		—		20,047

	(Won)	236,220	(Won)	(46,524)	(Won)	—	(Won)	(23,301)	(Won)	—	(Won)	(140,912)	(Won)	—	(Won)	25,483

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

44. Categories of financial assets and liabilities

Categorization of the Bank’s financial assets and liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Cash and cash equivalents		Financial instruments held-for- trading		Financial instruments designated at FVTPL		Available- for-sale financial instruments		Held-to- maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivative financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	653,449	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,625,255	(Won)	—	(Won)	—	(Won)	2,278,704
Financial assets held-for-trading		1,002		3,133,115		—		—		—		—		—		—		3,134,117
Financial assets available-for-sale		598,458		—		—		23,941,297		—		—		—		—		24,539,755
Financial assets held-to-maturity		—		—		—		—		125,169		—		—		—		125,169
Loans		960,438		—		—		—		—		72,512,038		—		—		73,472,476
Derivative financial assets		—		4,855,792		—		—		—		—		—		1,102,756		5,958,548
Others		—		—		—		—		—		7,159,788		—		—		7,159,788

	(Won)	2,213,347	(Won)	7,988,907	(Won)	—	(Won)	23,941,297	(Won)	125,169	(Won)	81,297,081	(Won)	—	(Won)	1,102,756	(Won)	116,668,557

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	968,705	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	968,705
Due to customers		—		—		—		—		—		—		23,443,914		—		23,443,914
Borrowings		—		—		—		—		—		—		24,025,824		—		24,025,824
Debt issued		—		—		—		—		—		—		43,730,498		—		43,730,498
Derivative financial liabilities		—		3,868,808		—		—		—		—		—		129,412		3,998,220
Others		—		—		—		—		—		—		8,242,525		—		8,242,525

	(Won)	—	(Won)	3,868,808	(Won)	968,705	(Won)	—	(Won)	—	(Won)	—	(Won)	99,442,761	(Won)	129,412	(Won)	104,409,686

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Cash and cash equivalents		Financial instruments held-for- trading		Financial instruments designated at FVTPL		Available-for- sale financial instruments		Held-to- maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivative financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	575,032	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	600,071	(Won)	—	(Won)	—	(Won)	1,175,103
Financial assets held-for-trading		—		4,239,195		—		—		—		—		—		—		4,239,195
Financial assets available-for-sale		—		—		—		22,676,895		—		—		—		—		22,676,895
Financial assets held-to-maturity		—		—		—		—		137,695		—		—		—		137,695
Loans		2,066,307		—		—		—		—		68,704,220		—		—		70,770,527
Derivative financial assets		—		4,857,214		—		—		—		—		—		1,230,886		6,088,100
Others		—		—		—		—		—		4,094,219		—		—		4,094,219

	(Won)	2,641,339	(Won)	9,096,409	(Won)	—	(Won)	22,676,895	(Won)	137,695	(Won)	73,398,510	(Won)	—	(Won)	1,230,886	(Won)	109,181,734

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	951,752	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	951,752
Due to customers		—		—		—		—		—		—		18,929,843		—		18,929,843
Borrowings		—		—		—		—		—		—		22,877,558		—		22,877,558
Debt issued		—		—		—		—		—		—		43,235,249		—		43,235,249
Derivative financial liabilities		—		4,466,189		—		—		—		—		—		201,514		4,667,703
Others		—		—		—		—		—		—		5,765,550		—		5,765,550

	(Won)	—	(Won)	4,466,189	(Won)	951,752	(Won)	—	(Won)	—	(Won)	—	(Won)	90,808,200	(Won)	201,514	(Won)	96,427,655

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Cash and cash equivalents		Financial instruments held-for- trading		Financial instruments designated at FVTPL		Available-for- sale financial instruments		Held-to- maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivatives financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	682,804	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,292,552	(Won)	—	(Won)	—	(Won)	1,975,356
Financial assets held-for-trading		—		1,609,318		—		—		—		—		—		—		1,609,318
Financial assets designated at FVTPL		—		—		89,503		—		—		—		—		—		89,503
Financial assets available-for-sale		—		—		—		28,256,641		—		—		—		—		28,256,641
Financial assets held-to-maturity		—		—		—		—		67,521		—		—		—		67,521
Loans		1,352,809		—		—		—		—		73,747,655		—		—		75,100,464
Derivative financial assets		—		6,786,138		—		—		—		—		—		875,531		7,661,669
Others		—		—		—		—		—		4,652,596		—		—		4,652,596

	(Won)	2,035,613	(Won)	8,395,456	(Won)	89,503	(Won)	28,256,641	(Won)	67,521	(Won)	79,692,803	(Won)	—	(Won)	875,531	(Won)	119,413,068

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	1,308,299	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,308,299
Due to customers		—		—		—		—		—		—		13,935,926		—		13,935,926
Borrowings		—		—		—		—		—		—		28,580,446		—		28,580,446
Debt issued		—		—		—		—		—		—		50,740,788		—		50,740,788
Derivative financial liabilities		—		6,394,105		—		—		—		—		—		239,070		6,633,175
Others		—		—		—		—		—		—		5,168,905		—		5,168,905

	(Won)	—	(Won)	6,394,105	(Won)	1,308,299	(Won)	—	(Won)	—	(Won)	—	(Won)	98,426,065	(Won)	239,070	(Won)	106,367,539

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

45. Transfers of financial assets that do not qualify for derecognition

Transfers of financial assets that do not qualify for derecognition as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
Counterparty	Disposal date	Carrying amount of related assets		Carrying amount of related liabilities		Reason of restriction
Songsan II Industrial Complex Securitization SPC	2010.02.25	(Won)	202,438	(Won)	203,062	(	*)
KDB SOC securitization SPC	2010.12.07		16,427		16,191	(	*)

		(Won)	218,865	(Won)	219,253

	December 31, 2010
Counterparty	Disposal date	Carrying amount of related assets		Carrying amount of related liabilities		Reason of restriction
Songsan II Industrial Complex Securitization SPC	2010.02.25	(Won)	201,852	(Won)	202,985	(	*)
KDB SOC securitization SPC	2010.12.07		15,550		16,031	(	*)

		(Won)	217,402	(Won)	219,016

(*)	Most of the risks and rewards from ownership of the securitized financial assets have not been transferred due to the Bank’s credit supports. Accordingly, the Bank does not derecognize the securitized financial assets.

46. Non-current assets held-for-sale

Details of non-current assets held-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Non-current assets held-for-sale:
Investments in associates(*)	(Won)	1,040,486	(Won)	1,040,486	(Won)	1,040,486
Property and equipment		—		—		3,870

	(Won)	1,040,486	(Won)	1,040,486	(Won)	1,044,356

Gain (loss) from non-current assets held-for-sale:
Gain on disposal of non-current assets held-for-sale	(Won)	—	(Won)	179	(Won)	—
Loss on disposal of non-current assets held-for-sale		—		(179)		—

	(Won)	—	(Won)	—	(Won)	—

(*)	The Bank has been in process of selling Daewoo shipbuilding & Marine engineering Co., Ltd (shares: 59,825,596 stocks, ownership: 31.26%) and will complete the procedure soon.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

47. Additional cash flow information

Cash and cash equivalents in the statement of cash flow as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Cash and due from banks:
Cash	(Won)	62,939	(Won)	56,093	(Won)	66,915
Deposits		590,510		518,939		615,889

		653,449		575,032		682,804
Financial assets held-for-trading Government bonds		1,002		—		—
Financial assets available-for-sale Government bonds		598,458		—		—
Loans:
Call loans		790,098		1,970,640		1,258,655
Loans to banks		170,340		95,667		94,154

		960,438		2,066,307		1,352,809

	(Won)	2,213,347	(Won)	2,641,339	(Won)	2,035,613

Total interest and dividend that received or paid for the six months ended June 30, 2011 and 2010 are as follows (Korean won millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Total interest received	(Won)	2,090,871	(Won)	2,270,507
Total interest paid		1,265,229		1,477,868
Total dividend received		122,118		90,551

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

48. Explanation of transition to K-IFRS

The details of reconciliation from Korea-GAAP to K-IFRS key financial figures as of December 31, 2010, June 30, 2010 and January 1, 2010 are as follows (Korean won in millions):

	December 31, 2010
	Total assets		Total liabilities		Total equity		Net income for the year		Comprehensive income
K-GAAP	(Won)	113,205,485	(Won)	96,977,136	(Won)	16,228,349	(Won)	1,045,721	(Won)	1,110,403
Adjustments:
Changes in calculation of allowance for possible loan losses(*1)		783,437		(160,044)		943,481		259,529		259,529
Recognition of financial guarantees		66,300		92,833		(26,533)		32,707		32,707
Changes in measurement of severance and retirement benefits		—		43,260		(43,260)		2,831		2,831
Deferred income tax effect		(27,315)		161,220		(188,535)		(42,690)		(42,690)
Others(*2)		(78,024)		102,461		(180,485)		(225,405)		(192,399)

Total adjustments		744,398		239,730		504,668		26,972		59,978

K-IFRS	(Won)	113,949,883	(Won)	97,216,866	(Won)	16,733,017	(Won)	1,072,693	(Won)	1,170,381

	June 30, 2010
	Total assets		Total liabilities		Total equity		Net income		Comprehensive income
K-GAAP	(Won)	122,450,895	(Won)	106,863,217	(Won)	15,587,679	(Won)	220,635	(Won)	462,068
Adjustments:
Changes in calculation of allowance for possible loan losses(*1)		778,769		(87,538)		866,307		182,355		182,355
Recognition of financial guarantees		70,891		77,713		(6,822)		59,703		59,703
Changes in measurement of severance and retirement benefits		—		45,186		(45,186)		905		905
Deferred income tax effect		—		181,985		(181,985)		(113,619)		(113,619)
Others(*2)		125,247		217,037		(91,791)		61,008		(25,847)

Total adjustments		974,907		434,383		540,523		190,352		103,497

K-IFRS	(Won)	123,425,802	(Won)	107,297,600	(Won)	16,128,202	(Won)	410,987	(Won)	565,565

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Total asset		Total liability		Total equity
K-GAAP	(Won)	122,333,446	(Won)	107,222,739	(Won)	15,110,707
Adjustments:
Changes in calculation of allowance for possible loan losses(*1)		480,763		(203,189)		683,952
Recognition of financial guarantees		72,576		140,942		(68,366)
Changes in measurement of severance and retirement benefits		—		46,091		(46,091)
Deferred income tax effect		(27,315)		118,530		(145,845)
Others(*2)		(57,607)		(75,937)		18,330

Total adjustments		468,417		26,437		441,980

K-IFRS	(Won)	122,801,863	(Won)	107,249,176	(Won)	15,552,687

(*1)	Under K-IFRS, allowance for possible loan losses is estimated using the incurred loss model.
(*2)	Other items represent the separation of embedded derivatives, recognition of accrued interest on overdue loans, financial instruments designated at FVTPL and others.

The Bank did not disclose comprehensive income for the three months ended June 30, 2010 in accordance with Korean-GAAP. Accordingly, reconciliation of comprehensive income for the three months ended June 30, 2010 is not disclosed.

Designation financial instruments at FVTPL at first-time adoption

	Fair value at the transition date		Carrying amount under previous GAAP
Financial assets designated at FVTPL(*1)	(Won)	89,503	(Won)	89,503
Financial liabilities designated at fair value through profit or loss(*2)		1,308,299		1,330,748

(*1)	Financial assets designated at FVTPL are comprised of (Won)92,526 million of loans and (Won)3,023 million of derivatives liabilities as of December 31, 2009 of GAAP.
(*2)	Financial liabilities designated at FVTPL are comprised of (Won)163,224 million of borrowings, (Won)1,191,000 million of debt issued and (Won) 23,476 million of derivatives assets as of December 31, 2009

K-IFRS cash flow differences adjustment

Income tax payment is represented separately in the statement of cash flows in accordance with K-IFRS, which was not separately shown in the statement of cash flows under Korean-GAAP. The transaction related with certain securities are reclassified as investing activities from operating activities. There is no significant differences in the statement of cash flows prepared under K-IFRS and Korean-GAAP except the items mentioned above.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

49. Risk management

Introduction

Objectives and policies

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. In addition, the Bank has improved the risk management process to reflect the changes in the financial environment. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently.

•	recognized timely, evaluated exactly and managed effectively.

•	maintained to the extent that the risks balance with profit.

•	diversified appropriately to avoid concentration on specific segments.

•	managed to prevent from being excessively exposed by setting up and managing the tolerance limit and the guidelines

Risk management strategy and process

The Bank measures risks in a way so as to monitor and manage. The Bank’s risk management is at the level that the information generated in the risk management process is integrated and applied strategically to the Bank’s business. In the circumstance that risk management is recognized as the key function in the banking operations, the Bank reestablishes risk management from an adaptive and limited role to a leading and comprehensive role.

In addition, the Bank has focused on regular communications among the various departments to form a consensus on the strategy and process of risk management.

Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is comprised of the chief commissioner, the president of the Bank, and four commissioners including outside directors. The Committee’s function is to establish the policies of risk management, to evaluate the capital adequacy of the Bank, to discuss material issues relating to risk management, and to present its preliminary decisions on material issues to the board of directors.

The president of the Bank and the head of Risk Management Department

The president abides by risk management policies and manages and monitors whether the Bank’s risk management and internal controls are effectively operated. The head of the Risk Management Department is responsible for supervising overall administration of risk management and providing the risk-related information to members of the board of directors and the Bank’s top management.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee supports the head of Risk Management Department in performing review at an operational level. The Risk Management Practice Committee is divided into the each risk type (i.e. credit risk, market risk, interest rate risk, liquidity risk and operational risk). The Risk Management Practice Committee consists of the leaders of business segments.

Performance of Risk Management Committee

The Risk Management Committee performs comprehensive review of all the affairs related to risk management and deliberating the decisions of the board of directors. For the year ended December 31, 2010, the key activities of the Risk Management Committee are as follows:

•	Major deliberation

•	Regulating and amendment due to reorganization of risk management committee

•	Risk management committee set up

•	Major reporting

•	Monthly results of risk management

•	Foundation and alteration on evaluation and approval criteria of private loan

•	Distribution of inner capital limit and control standard of inner capital for the year

•	Integrated analysis on crisis situation and capital adequacy

•	Status for management of IT Operating Risk

•	Provision of regulatory reserve for possible loan losses under K-IFRS and expansion of individual assessment (mainly focusing PF loans)

Improvement of risk management system

For continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Improvement of risk management system under Basel II

•

In 2008 the Korean Financial Supervisory (“FSS”) provided a detail guideline on the capital adequacy and, in turn, the Bank improved the internal capital adequacy assessment process for more effective capital adequacy management. Pursuant to Roll-Out Plan, the Bank plans to improve the model for Low Default Portfolio (“LDP”).

•	The Bank elaborated the risk measuring criteria (including credit risk parameter and measuring logic) to enhance the practical uses of risk management system under Basel II.

•	The Advanced Measurement Approach (“AMA”) was preliminarily operated for calculating the operational risk.

•	Set-up of the risk management infrastructure

•

The Bank completed the development of RAPM system in order to reflect risks to the Bank’s business and enhance decision-making support function. Using the RAPM, the Bank evaluates the performances of each branch from 2010.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

•

The Bank enforced the risk management related to irregular compound derivatives and as part of the enforcement, the Bank validated the derivative pricing model that the Bank’s front office had developed.

Risk management reporting and measuring system

The Bank tries consistently to measure and manage objectively and rationally all of significant risk types with reference to the characteristics of operational areas, assets, and risks. In relation to reporting and measurement, the Bank has developed the application systems which are listed as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limit and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limit and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage the process and calculate CSA, KRI, OP and VaR Calculate Op VaR

Response and Plan for Basel II

The Korean authority implemented Basel II in January 2008 and adopted the Standardized Approach and the Foundation Internal Rating-Based Approach. The Advanced Approaches were later adopted in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Rating-Based Approach in the credit risk from the FSS in July 2008 and has applied the approach since June 2008. The Bank has applied Standardized Approach in the market risk and operational risk.

The Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Rating-Based Approach, Operational risk: Advanced Measurement Approach etc) to enhance reliability and financial soundness for the future. In preparing the adoption, the Bank also plans to improve the related systems and policies.

Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

•	Goal setting in the internal capital management

The Bank sets up on an annual basis, a basic plan of risk management for the maintenance of the internal capital adequacy within the limits of available capital. The Risk Management Committee deliberates on the plan and the board of directors approves the plan. The Bank sets up the goal of the BIS capital adequacy ratio in consideration of the risk appetite, prior year’s internal capital, financial environment, operation’s direction and scale.

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department reflecting the amount of the available risk and the business scale after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee and others. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocation.

•	Composition of internal capital

Internal capital is composed of quantifiable and non- quantifiable risks. The quantifiable risk is composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk. The quantifiable risk is measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risk is comprised of strategy risk, reputation risk, residual risk on asset securitization and others. Non-quantifiable risks not measured quantitatively because appropriate measuring methodology and related data do not exist to rate its risk level.

Credit Risk

Concept

Credit risk is defined as potential losses resulting from counterparty’s default or refusal to perform obligations.

Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most important risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risk at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, relationship manager (“RM”), credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank consistently monitors the borrower’s credit rating from the date of the loan to the date of final collection of debt and inspects the borrower’s status regularly and frequently in order to prevent bad debts generated from newer accounts and to stabilize the number of debt recoveries.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

In addition, the early warning system is operated timely to find out borrowers that are likely to be highly insolvent. Early warning system provides financial information, financial transaction information, public information and market information of the borrower. Using the information, the relationship officer and the credit officer consistently watch out for the changes in the borrower’s credit rating.

Under the early warning system, the borrower that is highly likely to be insolvent is classified as early warning borrower or precautionary borrower. The Bank sets up a specific and practical stabilization plan on the borrower considering the borrower’s characteristics and constantly manages whether the borrower complies with the plan. The borrower classified as substandard borrower doubtful borrower or estimated loss is managed by the Bank’s department which is exclusively responsible for insolvent borrowers. The department takes legal proceedings, disposals or corporate turnaround with the borrower.

Classification of asset soundness and allowance for bad debts provision

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to prevent further occurrence of insolvent asset and promote the normalization of existing insolvent asset and enhance the stabilization of operational asset.

Based on the Regulation on Supervision of Banking Business, the Bank established guidelines on classification of asset soundness according to Forward Looking Criteria (“FLC”) by which asset soundness is classified reflecting not only the past record of repayment but debt repayment capacity

In conformity with the guidelines, the Bank’s assets are classified as normal, precautionary, substandard, doubtful or estimated loss by credit rating and the Bank provides allowance for bad debts for each level of classification.

Loans

The details of loans as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Neither past due nor impaired	(Won)	72,618,448	(Won)	69,777,694	(Won)	74,633,385
Past due but not impaired		153,086		222,639		201,675
Impaired		2,021,302		2,057,030		1,283,730

Total		74,792,836		72,057,363		76,118,790
Allowance for possible loan losses		(1,196,892)		(1,145,406)		(912,782)
Present value discount		(89,934)		(115,933)		(90,216)
Deferred loan handling fees		(33,534)		(25,497)		(15,328)

Net amount	(Won)	73,472,476	(Won)	70,770,527	(Won)	75,100,464

Ratio of allowance for possible loan losses to total loans (%)		1.60		1.59		1.20

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Loans that are neither past due nor impaired

Loans as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	14,203,889	(Won)	26,157,423	(Won)	671,304	(Won)	16,819,431	(Won)	5,182,826	(Won)	6,959,051	(Won)	69,993,924
CCC (Precautionary)		937,582		377,533		—		473,557		292,528		349,916		2,431,116
CC (Substandard)		58,986		50,780		—		56,816		7,923		18,353		192,858
C (Doubtful)		—		—		—		—		—		—		—
D (Estimated Loss)		342		208		—		—		—		—		550

	(Won)	15,200,799	(Won)	26,585,944	(Won)	671,304	(Won)	17,349,804	(Won)	5,483,277	(Won)	7,327,320	(Won)	72,618,448

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	11,508,686	(Won)	23,520,900	(Won)	558,608	(Won)	17,161,045	(Won)	6,020,525	(Won)	8,674,235	(Won)	67,443,999
CCC (Precautionary)		911,068		378,170		—		306,288		249,307		300,813		2,145,646
CC (Substandard)		122,837		33,854		17		3,562		11,923		15,856		188,049
C (Doubtful)		—		—		—		—		—		—		—
D (Estimated Loss)		—		—		—		—		—		—		—

	(Won)	12,542,591	(Won)	23,932,924	(Won)	558,625	(Won)	17,470,895	(Won)	6,281,755	(Won)	8,990,904	(Won)	69,777,694

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	10,787,484	(Won)	23,994,787	(Won)	449,879	(Won)	18,572,571	(Won)	11,252,235	(Won)	7,999,503	(Won)	73,056,459
CCC (Precautionary)		218,673		244,391		—		316,085		87,438		40,642		907,229
CC (Substandard)		246,924		170,975		—		98,597		7,923		144,689		669,108
C (Doubtful)		—		—		—		—		—		—		—
D (Estimated Loss)		589		—		—		—		—		—		589

	(Won)	11,253,670	(Won)	24,410,153	(Won)	449,879	(Won)	18,987,253	(Won)	11,347,596	(Won)	8,184,834	(Won)	74,633,385

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Loans as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	41,891	(Won)	37,635	(Won)	61,220	(Won)	1,800	(Won)	10,540	(Won)	153,086
Less 30~60 days		—		—		—		—		—		—
Less 60~90 days		—		—		—		—		—		—

	(Won)	41,891	(Won)	37,635	(Won)	61,220	(Won)	1,800	(Won)	10,540	(Won)	153,086

	December 31, 2010
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	38,318	(Won)	103,602	(Won)	61,311	(Won)	10,700	(Won)	8,708	(Won)	222,639
Less 30~60 days		—		—		—		—		—		—
Less 60~90 days		—		—		—		—		—		—

	(Won)	38,318	(Won)	103,602	(Won)	61,311	(Won)	10,700	(Won)	8,708	(Won)	222,639

	January 1, 2010
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	116,494	(Won)	19,147	(Won)	7,128	(Won)	2,900	(Won)	8,142	(Won)	153,811
Less 30~60 days		19,455		17,976		3,054		—		—		40,485
Less 60~90 days		650		—		5,729		1,000		—		7,379

	(Won)	136,599	(Won)	37,123	(Won)	15,911	(Won)	3,900	(Won)	8,142	(Won)	201,675

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Impaired loans

Impaired loans as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	886,145	(Won)	181,465	(Won)	113,721	(Won)	463,564	(Won)	63,596	(Won)	1,708,491
Collectively assessed loans		76,801		85,652		129,232		10,460		10,666		312,811

	(Won)	962,946	(Won)	267,117	(Won)	242,953	(Won)	474,024	(Won)	74,262	(Won)	2,021,302

	December 31, 2010
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	962,140	(Won)	209,578	(Won)	48,649	(Won)	422,364	(Won)	146,816	(Won)	1,789,547
Collectively assessed loans		43,635		86,868		115,433		9,460		12,087		267,483

	(Won)	1,005,775	(Won)	296,446	(Won)	164,082	(Won)	431,824	(Won)	158,903	(Won)	2,057,030

	January 1, 2010
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	685,149	(Won)	211,114	(Won)	41,174	(Won)	73,247	(Won)	85,849	(Won)	1,096,533
Collectively assessed loans		46,208		36,838		73,629		1,760		28,762		187,197

	(Won)	731,357	(Won)	247,952	(Won)	114,803	(Won)	75,007	(Won)	114,611	(Won)	1,283,730

Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the difficulty of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Rating-Based Approach.

(1) Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”).

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Risk weights in each credit rating are as follows:

Credit rating(*)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.0%	0.0%	20.0%	20.0%
A+ ~ A-	50.0%	20.0%	50.0%	50.0%
BBB+ ~ BBB-	100.0%	50.0%	100.0%	100.0%
BB+ ~ BB-	100.0%	100.0%	100.0%	350.0%
B+ ~ B-	150.0%	100.0%	100.0%	Deducted from equity (1,250%)
Below B-	150.0%	150.0%	150.0%	”
Unrated	100.0%	100.0%	100.0%	”

(*)	Credit rating is referenced that of global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank assesses the credit rating based on the same borrower’s unsecured and senior loans. In the case where the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case where the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

(2) Internal Rating-Based Approach (“IRB”)

The Bank should be approved by the FSS and also should meet the requirement pre-set by the FSS to use the Internal Rating-Based Approach.

In July 2008, the Bank was approved by the FSS to use the Foundation Internal Rating-Based Approach. The Bank has calculated credit risk weighted asset using the approach since July 2008.

(3) Measurement method of credit risk weighted asset

The Bank has calculated credit risk weighted asset of corporate exposures and asset securitization exposures using the Foundation Internal Rating-Based Approach since December 2009.

The Standardized Approach is permanently applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS and the Standardized Approach is applied to overseas subsidiary and the Bank’s branch pursuant to the prior consultation with the FSS.

Some of the phased exposures are using the present Standard Approach (as of December 2010). The Bank plans to complete the implementation of the Internal Rating-Based Approach by 2011 through carrying out additional improvements.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

<Approved measurement method>

Measurement method		Exposure
Standardized Approach	Permanent SA(*1)	—Country, public institution and bank
	SA(*2)	—Oversea subsidiaries and branches, and other assets
Foundation Internal Rating-Based Approach		—Corporate and small and medium enterprises and asset securitization (at each credit level)
Phased application		—Special lending, nonresidence, non-bank financial institution

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments and banks including public institutions.
(*2)	The Standardized Approach is applied in the case where the credit risk weighted assets of a specific business segment is less than 15% of the entire credit risk weighted assets with the consultation of the FSS.

The mitigated effect of credit risk reflects the related policies which considers eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

When calculating credit risk-weighted assets for derivatives, the Bank calculates exposure considering a legally enforceable right to set off the exposures.

Exposures at default by the asset type as of June 30, 2011, December 31, 2010 are follows (Korean won in millions):

	June 30, 2011
	Exposure		Credit risk mitigation		Exposure less credit risk mitigation
Government	(Won)	9,459,952	(Won)	—	(Won)	9,459,952
Bank		4,991,816		—		4,991,816
Corporate		89,401,776		20,006		89,381,770
Equity securities		4,155,830		—		4,155,830
Indirect investments		220,392		—		220,392
Asset securitization		8,446,263		—		8,446,263
Over-the-counter derivatives		8,485,560		3,328,077		5,157,483
Others		16,634,423		162,293		16,472,130

	(Won)	141,796,012	(Won)	3,510,376	(Won)	138,285,636

	December 31, 2010
	Exposure		Credit risk mitigation		Exposure less credit risk mitigation
Government	(Won)	9,403,633	(Won)	—	(Won)	9,403,633
Bank		6,598,854		—		6,598,854
Corporate		84,669,468		73,978		84,595,490
Equity securities		4,110,671		—		4,110,671
Indirect investments		200,515		—		200,515
Asset securitization		8,514,778		—		8,514,778
Over-the-counter derivatives		8,848,064		3,863,319		4,984,745
Others		12,129,622		134,468		11,995,154

	(Won)	134,475,605	(Won)	4,071,765	(Won)	130,403,840

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(4) Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

(5) Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s risk management department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Risk Management Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the board of directors and the Bank’s management: Major issues relating to credit process are approved by the board of directors and are regularly monitored by the Bank’s top management.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Credit exposure

(1) Geographical information as of June 30, 2011, December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011
	Korea		England		U.S.		Others		Total
Due from banks (excluding due from the BOK)	(Won)	719,407	(Won)	10,452	(Won)	11,823	(Won)	464,223	(Won)	1,205,905
Financial assets available-for-sale:
Bonds (excluding government bonds)		10,588,317		653,748		556,546		733,700		12,532,311
Financial assets held-to-maturity:
Bonds (excluding government bonds)		114,905		—		—		—		114,905
Loans		92,042,952		368,645		694,533		4,153,741		97,259,871
Derivative financial assets		1,102,585		171		—		—		1,102,756
Other assets		6,789,707		91,511		23,493		323,636		7,228,347

		111,357,873		1,124,527		1,286,395		5,675,300		119,444,095

Financial guarantees		54,813,806		—		43,236		694,280		55,551,322
Credit related commitment (commitments on loans and others)		11,597,386		—		—		144,450		11,741,836

		66,411,192		—		43,236		838,730		67,293,158

	(Won)	177,769,065	(Won)	1,124,527	(Won)	1,329,631	(Won)	6,514,030	(Won)	186,737,253

	December 31, 2010
	Korea		England		U.S.		Others		Total
Due from banks (excluding due from the BOK)	(Won)	679,160	(Won)	10,565	(Won)	7,932	(Won)	333,213	(Won)	1,030,870
Financial assets available-for-sale:
Bonds (excluding government bonds)		8,875,751		651,866		537,592		874,822		10,940,031
Financial assets held-to-maturity:
Bonds (excluding government bonds)		127,568		—		—		—		127,568
Loans		88,332,095		385,802		630,098		3,424,275		92,772,270
Derivative financial assets		1,437,041		558		—		—		1,437,599
Other assets		3,972,476		2,486		8,574		10,428		3,993,964

		103,424,091		1,051,277		1,184,196		4,642,738		110,302,302

Financial guarantees		59,130,273		—		42,936		730,347		59,903,556
Credit related commitment (commitments on loans and others)		12,646,487		—		—		81,979		12,728,466

		71,776,760		—		42,936		812,326		72,632,022

	(Won)	175,200,851	(Won)	1,051,277	(Won)	1,227,132	(Won)	5,455,064	(Won)	182,934,324

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(2) Industry information as of June 30, 2011, December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011
	Manufacturing		Service		Others		Total
Due from banks (excluding due from the BOK)	(Won)	—	(Won)	850,641	(Won)	355,264	(Won)	1,205,905
Financial assets available-for-sale:
Bonds (excluding government bonds)		2,930,872		8,049,102		1,552,337		12,532,311
Financial assets held-to-maturity:
Bonds (excluding government bonds)		20,000		94,905		—		114,905
Loans		52,945,564		36,796,666		7,517,641		97,259,871
Derivative financial assets		—		1,070,045		32,711		1,102,756
Other assets		1,530		35,908		7,190,909		7,228,347

		55,897,966		46,897,267		16,648,862		119,444,095

Financial guarantees		44,323,744		3,880,896		7,346,682		55,551,322
Credit related commitment (commitments on loans and others)		—		11,168,279		573,557		11,741,836

		44,323,744		15,049,175		7,920,239		67,293,158

	(Won)	100,221,710	(Won)	61,946,442	(Won)	24,569,101	(Won)	186,737,253

	December 31, 2010
	Manufacturing		Service		Others		Total
Due from banks (excluding due from the BOK)	(Won)	—	(Won)	744,651	(Won)	286,219	(Won)	1,030,870
Financial assets available-for-sale:
Bonds (excluding government bonds)		2,333,682		7,042,306		1,564,043		10,940,031
Financial assets held-to-maturity:
Bonds (excluding government bonds)		20,000		107,000		568		127,568
Loans		50,116,259		36,126,197		6,529,814		92,772,270
Derivative financial assets		220,962		1,206,148		10,489		1,437,599
Other assets		1,540		35,884		3,956,540		3,993,964

		52,692,443		45,262,186		12,347,673		110,302,302

Financial guarantees		48,702,055		3,116,175		8,085,326		59,903,556
Credit related commitment (commitments on loans and others)		—		12,445,111		283,355		12,728,466

		48,702,055		15,561,286		8,368,681		72,632,022

	(Won)	101,394,498	(Won)	60,823,472	(Won)	20,716,354	(Won)	182,934,324

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(3) Rating information as of June 30, 2011, December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011
	Due from banks		Financial assets available-for-sale		Financial assets held-to -maturity		Total
AAA~AA-	(Won)	393,848	(Won)	2,044,160	(Won)	34,400	(Won)	2,472,408
A+~A-		367,794		1,235,656		—		1,603,450
BBB+~BB-		—		4,403,493		20,000		4,423,493
Below BB-		—		548,014		—		548,014
Unrated		444,263		4,300,988		60,505		4,805,756

	(Won)	1,205,905	(Won)	12,532,311	(Won)	114,905	(Won)	13,853,121

	December 31, 2010
	Due from banks		Financial assets available-for-sale		Financial assets held-to -maturity		Total
AAA~AA-	(Won)	204,473	(Won)	2,267,682	(Won)	47,000	(Won)	2,519,155
A+~A-		390,519		761,723		—		1,152,242
BBB+~BB-		—		3,787,221		20,000		3,807,221
Below BB-		—		559,737		—		559,737
Unrated		435,878		3,563,668		60,568		4,060,114

	(Won)	1,030,870	(Won)	10,940,031	(Won)	127,568	(Won)	12,098,469

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

Capital management activities

Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Rating-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(1) BIS capital adequacy ratio

	June 30, 2011		December 31, 2010		January 1, 2010
	(Korean won in millions)
Equity capital based on BIS (A):	(Won)	16,478,932	(Won)	15,724,982	(Won)	15,399,399
Tier 1 capital		15,478,335		14,642,375		13,867,302
Tier 2 capital		1,000,597		1,082,607		1,532,097

Risk-weighted assets (B):	(Won)	96,015,243	(Won)	90,078,941	(Won)	94,052,684
Credit risk-weighted assets		87,794,139		85,730,427		90,594,757
Market risk-weighted assets		3,867,275		909,729		637,859
Operational risk-weighted assets		4,353,829		3,438,785		2,820,068

BIS capital adequacy ratio (A/B):		17.16		17.46		16.37
Tier 1 capital ratio		16.12		16.26		14.74
Tier 2 capital ratio		1.04		1.20		1.63

(2) Equity capital based on BIS

	June 30, 2011		December 31, 2010		January 1, 2010
	(Korean won in millions)
Equity capital (A+B)	(Won)	16,478,932	(Won)	15,724,982	(Won)	15,399,399

Tier 1 capital (A):	(Won)	15,478,335	(Won)	14,642,375	(Won)	13,867,302
Capital stock		9,251,861		9,251,861		9,241,861
Capital surplus		39,273		39,288		52,168
Retained earnings		7,580,524		6,804,113		5,086,984
Non-controlling interest		19,375		19,614		211,976
Deductions		(1,412,498)		(1,472,501)		(725,687)

Tier 2 capital (B):	(Won)	1,000,597	(Won)	1,082,607	(Won)	1,532,097
45% of unrealized gain on financial assets available-for-sale		282,618		172,925		372,140
Term subordinated liabilities		532,014		576,526		973,551
Others		621,157		725,865		446,767
Deductions		(435,192)		(392,709)		(260,361)

Market risk

Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from unexpected fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives.

Approach to market risk management

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (price of a stock, interest rates, foreign exchange rates and option). The trading department regulates and operates terms of stop loss and investment limits.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used at risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating of market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day 99% VaR through the historical simulation method using the time series data of past 250 days under 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applied three scenarios based on the fluctuation of market index occurred at the time of the historical event that resulted in the significant shock. The stress test is implemented by the system daily in order to provide for crisis occurrence. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

Trading VaR

The Bank’s trading VaRs as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Average		Max		Min		June 30, 2011
Interest rates	(Won)	4,223	(Won)	5,356	(Won)	3,470	(Won)	4,206
Price of a stock		1,589		2,600		31		456
Foreign exchange rates		1,398		3,866		350		848
Options		250		412		69		123
Total		4,652		7,155		3,480		4,202

	December 31, 2010
	Average		Max		Min		December 31, 2010
Interest rates	(Won)	3,786	(Won)	4,972	(Won)	3,134	(Won)	3,790
Price of a stock		1,130		1,502		616		1,502
Foreign exchange rates		1,202		3,049		434		514
Options		151		182		23		182
Total		4,128		7,912		2,645		3,530

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Interest rate risk

Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of a decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the Oracle Financial Services Application (OFSA) and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on a consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

(1) Interest rate EaR/VaR

(Korean won in millions)

June 30, 2011
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	(Won) 245,907	(Won) 41,360

(Korean won in millions)

December 31, 2010
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	(Won) 121,068	(Won) 108,472

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(2) Cash flows by maturity of interest bearing assets and liabilities

Cash flows by maturity of interest bearing assets and liabilities as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	744,626	(Won)	198,332	(Won)	190,085	(Won)	—	(Won)	—	(Won)	1,133,043
Financial assets available-for-sale		1,370,681		2,660,901		5,968,624		11,566,191		1,319,832		22,883,429
Financial assets held-to-maturity		—		—		4,208		134,748		5,662		144,619
Loans		12,471,393		26,370,642		23,195,576		12,936,537		3,547,784		78,521,932

	(Won)	14,586,700	(Won)	29,229,875	(Won)	29,358,494	(Won)	24,634,675	(Won)	4,873,278	(Won)	102,683,022

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,003	(Won)	4,770	(Won)	16,291	(Won)	248,372	(Won)	1,329,861	(Won)	1,603,297
Due to customer		5,691,448		6,653,166		7,342,308		4,287,524		20,935		23,995,381
Borrowings		6,174,925		7,800,483		5,670,814		3,470,941		1,711,341		24,828,504
Debt issued		3,449,437		5,364,836		11,179,510		23,785,666		4,951,254		48,730,704
Others		395,885		—		—		—		—		395,885

	(Won)	15,715,698	(Won)	19,823,255	(Won)	24,208,924	(Won)	31,792,503	(Won)	8,013,391	(Won)	99,553,771

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	400,756	(Won)	209,222	(Won)	337,682	(Won)	—	(Won)	—	(Won)	947,660
Financial assets available-for-sale		1,222,992		3,389,100		4,588,116		9,700,826		1,718,032		20,619,066
Financial assets held-to-maturity		1		23		1,041		155,157		6,021		162,243
Loans		16,012,230		26,142,020		20,301,141		9,171,624		3,778,820		75,405,835

	(Won)	17,635,979	(Won)	29,740,365	(Won)	25,227,980	(Won)	19,027,607	(Won)	5,502,873	(Won)	97,134,804

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,093	(Won)	5,400	(Won)	17,626	(Won)	249,703	(Won)	1,308,004	(Won)	1,584,826
Due to customer		3,055,255		6,253,545		5,870,029		3,921,947		20,000		19,120,776
Borrowings		6,501,118		6,199,073		5,909,023		3,325,627		1,762,885		23,697,726
Debt issued		3,488,794		5,182,012		11,031,712		23,631,945		5,089,774		48,424,237
Others		532,839		—		—		—		—		532,839

	(Won)	13,582,099	(Won)	17,640,030	(Won)	22,828,390	(Won)	31,129,222	(Won)	8,180,663	(Won)	93,360,404

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	KRW		USD		EUR		JPY		GBP		Others		Total
Asset:
Cash and due from banks	(Won)	1,211,021	(Won)	954,516	(Won)	6,494	(Won)	86,965	(Won)	473	(Won)	19,235	(Won)	2,278,704
Financial assets held-for-trading		3,016,662		77,840		—		—		—		39,615		3,134,117
Financial assets available-for-sale		20,154,573		3,632,388		137,000		612,460		—		3,334		24,539,755
Financial assets held-to-maturity		125,169		—		—		—		—		—		125,169
Loans		49,015,767		19,647,769		676,057		3,746,904		4,384		381,595		73,472,476
Derivative financial assets		4,399,640		1,482,680		50,273		25,955		—		—		5,958,548
Other assets		4,439,580		2,452,201		115,665		133,622		—		18,720		7,159,788

Total financial assets		82,362,412		28,247,394		985,489		4,605,906		4,857		462,499		116,668,557
Liabilities:
Financial liabilities designated at FVTPL		968,705		—		—		—		—		—		968,705
Due to customers		21,735,727		1,496,624		134,575		59,310		120		17,558		23,443,914
Borrowings		8,923,457		10,918,911		1,730,272		2,382,642		—		70,542		24,025,824
Debt issued		29,170,063		10,043,421		390,225		2,167,154		—		1,959,635		43,730,498
Derivative financial liabilities		2,599,173		1,344,420		26,041		28,586		—		—		3,998,220
Other liabilities		4,561,219		3,315,200		171,959		164,195		173		29,779		8,242,525

Total financial liabilities		67,958,344		27,118,576		2,453,072		4,801,887		293		2,077,514		104,409,686

Net financial position	(Won)	14,404,068	(Won)	1,128,818	(Won)	(1,467,583)	(Won)	(195,981)	(Won)	4,564	(Won)	(1,615,015)	(Won)	12,258,871

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	KRW		USD		EUR		JPY		GBP		Others		Total
Asset:
Cash and due from banks	(Won)	323,915	(Won)	801,730	(Won)	7,605	(Won)	10,976	(Won)	598	(Won)	30,279	(Won)	1,175,103
Financial assets held-for-trading		4,202,004		2,230		—		—		—		34,961		4,239,195
Financial assets available-for-sale		18,627,344		3,433,039		137,815		475,302		—		3,395		22,676,895
Financial assets held-to-maturity		137,695		—		—		—		—		—		137,695
Loans		45,840,006		20,102,965		617,847		3,767,961		20,450		421,298		70,770,527
Derivative financial assets		4,503,432		1,484,341		49,673		50,654		—		—		6,088,100
Other assets		2,532,752		1,183,127		16,076		351,230		1		11,033		4,094,219

Total financial assets		76,167,148		27,007,432		829,016		4,656,123		21,049		500,966		109,181,734
Liabilities:
Financial liabilities designated at FVTPL		951,752		—		—		—		—		—		951,752
Due to customers		17,614,056		1,224,610		26,247		47,912		149		16,869		18,929,843
Borrowings		9,775,379		9,559,381		1,410,352		2,101,733		1,713		29,000		22,877,558
Debt issued		28,098,244		9,251,022		968,395		2,628,406		253,437		2,035,745		43,235,249
Derivative financial liabilities		3,081,820		1,519,046		30,055		36,782		—		—		4,667,703
Other liabilities		3,349,514		2,268,968		52,510		55,301		3,586		35,671		5,765,550

Total financial liabilities		62,870,765		23,823,027		2,487,559		4,870,134		258,885		2,117,285		96,427,655

Net financial position	(Won)	13,296,383	(Won)	3,184,405	(Won)	(1,658,543)	(Won)	(214,011)	(Won)	(237,836)	(Won)	(1,616,319)	(Won)	12,754,079

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	KRW		USD		EUR		JPY		GBP		Others		Total
Asset:
Cash and due from banks	(Won)	880,751	(Won)	953,822	(Won)	8,003	(Won)	25,294	(Won)	102,835	(Won)	4,651	(Won)	1,975,356
Financial assets held-for-trading		1,537,522		50,879		3,300		17,617		—		—		1,609,318
Financial assets designated at FVTPL		89,503		—		—		—		—		—		89,503
Financial assets available-for-sale		24,206,493		2,556,665		297,862		535,195		660,426		—		28,256,641
Financial assets held-to-maturity		67,521		—		—		—		—		—		67,521
Loans		49,015,827		21,227,216		919,972		3,289,064		370,908		277,477		75,100,464
Derivative financial assets		5,927,484		1,367,482		48,120		66,083		252,500		—		7,661,669
Other assets		2,794,745		1,498,282		111,697		122,001		122,712		3,159		4,652,596

Total financial assets		84,519,846		27,654,346		1,388,954		,055,254		1,509,381		285,287		119,413,068
Liabilities:
Financial liabilities designated at FVTPL		1,308,299		—		—		—		—		—		1,308,299
Due to customer		12,246,882		1,353,364		99,872		93,435		141,092		1,281		13,935,926
Borrowings		13,949,813		9,831,266		1,636,488		1,688,204		1,255,483		219,192		28,580,446
Debt issued		34,771,905		9,203,996		1,790,595		3,069,181		253,437		1,651,674		50,740,788
Derivative financial liabilities		4,615,023		1,641,865		37,781		46,983		291,523		—		6,633,175
Other liabilities		3,329,488		1,593,455		12,087		106,880		117,353		9,642		5,168,905

Total financial liabilities		70,221,410		23,623,946		3,576,823		5,004,683		2,058,888		1,881,789		106,367,539

Net financial position	(Won)	14,298,436	(Won)	4,030,400	(Won)	(2,187,869)	(Won)	(949,429)	(Won)	(549,507)	(Won)	(1,596,502)	(Won)	13,045,529

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Liquidity risk management

Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Approach to liquidity risk management

Since the methodology to quantifiably measure liquidity risk does not formally exist, the Bank manages its liquidity risks as follows:

(1) Allowable limit for liquidity risk

The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•    Liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•    Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

(2) Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

(3) Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crises specific to the Bank, market risk, and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Remaining maturity gap

(1) Liquidity risks of non-derivative financial instruments as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	1,793,374	(Won)	118,818	(Won)	234,335	(Won)	143,105	(Won)	190	(Won)	2,289,824
Financial assets held for trading		2,793,585		—		13,283		369,956		—		3,176,825
Financial assets available-for-sale		754,827		1,710,069		6,660,263		13,478,251		4,085,291		26,688,700
Financial assets held-to-maturity		—		—		4,208		134,748		5,662		144,619
Loans		4,266,412		8,877,790		27,334,987		33,318,498		6,547,714		80,345,601
Others		6,043,028		45,765		458,199		680,842		3,626,819		10,854,652

	(Won)	15,651,226	(Won)	10,752,642	(Won)	34,705,276	(Won)	48,125,402	(Won)	14,265,675	(Won)	123,500,221

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,003	(Won)	4,770	(Won)	16,291	(Won)	248,372	(Won)	1,329,861	(Won)	1,603,297
Due to customers		11,344,264		5,941,804		5,912,515		1,203,645		20,967		24,423,195
Borrowings		5,331,412		5,659,318		7,111,204		5,070,590		1,675,205		24,847,729
Debt issued		2,518,002		3,772,140		11,837,425		25,837,518		6,382,702		50,347,787
Others		6,078,404		30,158		499,320		705,558		3,292,825		10,606,265

	(Won)	25,276,085	(Won)	15,408,190	(Won)	25,376,756	(Won)	33,065,683	(Won)	12,701,560	(Won)	111,828,274

	December 31, 2010
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	528,556	(Won)	48,556	(Won)	332,353	(Won)	279,947	(Won)	75	(Won)	1,189,487
Financial assets held for trading		4,257,985		—		—		—		—		4,257,985
Financial assets available-for-sale		2,012,139		2,154,221		4,676,126		10,975,537		4,558,519		24,376,542
Financial assets held-to-maturity		1		23		1,041		155,157		6,021		162,243
Loans		7,042,786		7,764,572		24,362,268		31,460,865		6,764,976		77,395,467
Others		3,472,101		42,845		392,255		434,033		4,185,679		8,526,913

	(Won)	17,313,568	(Won)	10,010,217	(Won)	29,764,043	(Won)	43,305,539	(Won)	15,515,270	(Won)	115,908,637

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,093	(Won)	5,400	(Won)	17,626	(Won)	249,703	(Won)	1,308,004	(Won)	1,584,826
Due to customers		7,390,087		5,696,374		4,764,722		1,554,199		20,075		19,425,457
Borrowings		5,264,626		4,350,506		7,735,983		4,650,730		1,847,803		23,849,648
Debt issued		2,006,337		2,887,794		12,636,738		26,012,958		7,098,668		50,642,495
Others		4,081,645		101,889		425,705		474,022		2,855,000		7,938,261

	(Won)	18,746,788	(Won)	13,041,963	(Won)	25,580,774	(Won)	32,941,612	(Won)	13,129,550	(Won)	103,440,687

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(2) Liquidity risks of derivatives instruments as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

(A) Net-settled derivatives

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency	(Won)	(38,494)	(Won)	(184,105)	(Won)	(3,363)	(Won)	4	(Won)	—	(Won)	(225,959)
Interest		82,067		341,595		(24,981)		124,614		1,271,011		1,794,306
Stock		(935)		(32,809)		(8,423)		5,801		—		(36,366)
Commodity		647		—		—		—		—		647
Derivatives for hedging:
Interest		(28,095)		(483,972)		(67,633)		(675,555)		(67,386)		(1,322,640)
Stock		—		(8,713)		—		—		—		(8,713)

	(Won)	15,190	(Won)	(368,005)	(Won)	(104,400)	(Won)	(545,136)	(Won)	1,203,626	(Won)	201,275

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency	(Won)	(178,126)	(Won)	2,229	(Won)	23	(Won)	383	(Won)	—	(Won)	(175,491)
Interest		(12,371)		132,541		(556,409)		(84,594)		1,092,543		571,710
Stock		—		(37,958)		(37,517)		(35,949)		—		(111,424)
Commodity		—		1		6		18		—		25
Derivatives for hedging:
Interest		—		(737,774)		(60,162)		(649,115)		(134,764)		(1,581,815)
Stock		—		(14,659)		—		—		—		(14,659)

	(Won)	(190,497)	(Won)	(655,620)	(Won)	(654,059)	(Won)	(769,257)	(Won)	957,779	(Won)	(1,311,654)

(B) Gross settled derivatives

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency
Inflow	(Won)	14,717,387	(Won)	11,224,670	(Won)	12,520,753	(Won)	6,256,836	(Won)	317,708	(Won)	45,037,355
Outflow		14,672,226		11,134,991		12,440,332		6,475,039		308,523		45,031,110

Commodity
Inflow		—		—		9,197		—		—		9,197
Outflow		—		—		9,188		—		—		9,188

Total inflows	(Won)	14,717,387	(Won)	11,224,670	(Won)	12,529,950	(Won)	6,256,836	(Won)	317,708	(Won)	45,046,552

Total outflows	(Won)	14,672,226	(Won)	11,134,991	(Won)	12,449,520	(Won)	6,475,039	(Won)	308,523	(Won)	45,040,298

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency
Inflow	(Won)	5,826,533	(Won)	15,175,401	(Won)	13,568,062	(Won)	5,859,220	(Won)	266,644	(Won)	40,691,369

Outflow	(Won)	5,784,368	(Won)	15,055,476	(Won)	13,201,515	(Won)	5,839,144	(Won)	253,661	(Won)	40,126,188

(3) Liquidity risks of guarantees and commitments as of December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Guarantees	(Won)	946,209	(Won)	1,268,629	(Won)	4,595,445	(Won)	4,757,874	(Won)	9,462,376	(Won)	21,030,533
Commitments		73,631		540,391		3,840,335		6,125,219		450,809		11,030,385

	(Won)	1,019,840	(Won)	1,809,020	(Won)	8,435,780	(Won)	10,883,093	(Won)	9,913,185	(Won)	32,060,918

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Guarantees	(Won)	1,578,619	(Won)	1,251,925	(Won)	3,967,968	(Won)	5,486,312	(Won)	10,528,187	(Won)	22,813,011
Commitments		172,985		79,163		3,480,445		7,789,244		82,183		11,604,020

	(Won)	1,751,604	(Won)	1,331,088	(Won)	7,448,413	(Won)	13,275,556	(Won)	10,610,370	(Won)	34,417,031

THE REPUBLIC OF KOREA

Government and Politics

Relations with North Korea

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although before his death, Kim Jong-il designated his third son, Kim Jong-eun, as his successor and also named him as the vice chairman of the Central Military Commission and a general of the North Korean army, the eventual outcome of such leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, who is reported to be in his late twenties, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future. Any further increase in tensions, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between Korea and North Korea break down or military hostilities occur, could have a material adverse effect on the Korean economy and/or the economies of other countries in Asia, in general, and on our business, financial condition and results of operations and the price of the Notes, including a downgrade in the credit rating of the Republic, us or the Notes.

The Economy

Current Worldwide Economic and Financial Difficulties

The global financial markets have experienced significant volatility in recent months as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties and resulting ratings downgrades experienced by the governments of Greece and other countries in Europe. Any future deterioration of the global economy could adversely affect the Korean economy and financial markets and our financial condition and results of operations.

There have been increased volatility and substantial declines in the Korea Composite Stock Index recently, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks (including us) to raise capital.

Gross Domestic Product

Based on preliminary data, GDP growth in 2011 was 3.6% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.3% and exports of goods and services increased by 10.0%, which more than offset a 2.1% decrease in gross domestic fixed capital formation, each compared with 2010.

Prices, Wages and Employment

The inflation rate, on an annualized basis, was 4.0% in 2011. The unemployment rate was 4.2% in the first quarter of 2011, 3.4% in the second quarter of 2011 and 3.1% in the third quarter of 2011.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,192.4 on April 30, 2011, 2,142.5 on May 31, 2011, 2,100.7 on June 30, 2011, 2,133.2 on July 29, 2011, 1,880.1 on August 31, 2011, 1,769.7 on September 30, 2011, 1,909.0 on October 31, 2011, 1,847.5 on November 30, 2011, 1,825.7 on December 31, 2011, 1955.8 on January 31, 2012 and 2,005.7 on February 13, 2012.

Monetary Policy

Interest Rates

On June 10, 2011, The Bank of Korea raised the policy rate to 3.25% from 3.0%.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,072.3 to US$1.00 on April 30, 2011, Won 1,080.6 to US$1.00 on May 31, 2011, Won 1,078.1 to US$1.00 on June 30, 2011, Won 1,052.6 to US$1.00 on July 29, 2011, Won 1,071.7 to US$1.00 on August 31, 2011, Won 1,179.5 to US$1.00 on September 30, 2011, Won 1,104.5 to US$1.00 on October 31, 2011, Won 1,150.3 to US$1.00 on November 30, 2011, Won 1,153.3 to US$1.00 on December 31, 2011, Won 1,125.0 to US$1.00 on January 31, 2012 and Won 1,121.2 to US$1.00 on February 13, 2012.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$27.7 billion in 2011. The current account surplus in 2011 decreased from the current account surplus of US$29.4 billion in 2010, primarily due to a decrease in surplus from the goods account which more than offset a decrease in deficit from the service account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$32.1 billion in 2011. Exports increased by 19.3% to US$556.5 billion and imports increased by 23.3% to US$524.4 billion from US$466.4 billion of exports and US$425.2 billion of imports, respectively, in 2010.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$311.3 billion as of January 31, 2012.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-156305.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$750,000,000 aggregate principal amount and will mature on August 22, 2017 (the “Maturity Date”). The Notes will bear interest at the rate of 3.500% per annum, payable semi-annually in arrears on February 22 and August 22 of each year (each, an “Interest Payment Date”), beginning on August 22, 2012. Interest on the Notes will accrue from February 22, 2012. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form.

Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should refer to the discussion in “Taxation—Korean Taxation” in the accompanying prospectus and should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated February 14, 2012 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement— Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank AG, Singapore Branch, The Hongkong and Shanghai Banking Corporation Limited, J.P. Morgan Securities LLC, KDB Asia Limited and The Royal Bank of Scotland plc are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has severally and not jointly agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Notes
BNP Paribas Securities Corp.	US$	107,142,000
Citigroup Global Markets Inc.		107,148,000
Deutsche Bank AG, Singapore Branch		107,142,000
The Hongkong and Shanghai Banking Corporation Limited		107,142,000
J.P. Morgan Securities LLC		107,142,000
KDB Asia Limited		107,142,000
The Royal Bank of Scotland plc		107,142,000

Total	US$	750,000,000

KDB Asia Limited, one of the Underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any of the Notes, then the Underwriters are obligated to take and pay for all of the Notes.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

The Notes are a new class of securities with no established trading market. Approval in-principle has been received from the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds is US$744,742,500 after deducting the underwriting discounts but not estimated expenses. Expenses associated with this offering are estimated to be approximately US$300,000.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 22, 2012, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except

(i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been or will be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA, or (in the case of such trust), where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA.

Price Stabilization and Short Position

In connection with this offering, Citigroup Global Markets Inc. (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on November 25, 2011 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated February 9, 2012. On February 9, 2012, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
Notes	US500630BW73	500630 BW7	074761852

HEAD OFFICE OF THE BANK

16-3, Youido-dong,

Youngdeungpo-gu, Seoul 150-973

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko 18th Floor Hanjin Main Building 118 Namdaemunro 2-ga, Jung-gu Seoul, Korea 100-770	Cleary Gottlieb Steen & Hamilton LLP c/o 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

Ernst & Young

3rd to 8th Floor, Taeyoung Building

10-2 Youido-dong

Youngdeungpo-gu, Seoul 150-777

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542